                                    EXHIBIT 1

                 Agreement and Plan of Merger and Reorganization

                                                                  Execution Copy

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                      among

                     SAPIENS INTERNATIONAL CORPORATION N.V.,

                             WISDOM MERGER SUB, INC.

                                       and

                             NESS TECHNOLOGIES, INC.











                         Dated as of September 17, 2000

                                TABLE OF CONTENTS

                                                                                                                Page


ARTICLE I DEFINITIONS.............................................................................................2
         SECTION 1.01 Certain Defined Terms.......................................................................2

ARTICLE II THE MERGER.............................................................................................6
         SECTION 2.01 The Merger..................................................................................6
         SECTION 2.02 Closing.....................................................................................6
         SECTION 2.03 Effective Time..............................................................................7
         SECTION 2.04 Effect of the Merger........................................................................7
         SECTION 2.05 Certificate of Incorporation; Bylaws; Directors and Officers of Surviving Corporation.......7
         SECTION 2.06 Domestication of Parent.....................................................................7
         SECTION 2.07 Directors and Officers of Parent Following the Merger.......................................8

ARTICLE III CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES....................................................8
         SECTION 3.01 Conversion of Shares........................................................................8
         SECTION 3.02 Exchange of Shares Other than Dissenting Shares and Treasury Shares.........................9
         SECTION 3.03 Stock Transfer Books.......................................................................11
         SECTION 3.04 No Fractional Share Certificates...........................................................11
         SECTION 3.05 Options to Purchase Company Common Stock...................................................11
         SECTION 3.06 Certain Adjustments........................................................................12
         SECTION 3.07 Dissenters'Rights..........................................................................13
         SECTION 3.08 Lost, Stolen or Destroyed Certificates.....................................................13
         SECTION 3.09 Taking of Necessary Action; Further Action.................................................13

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF COMPANY.............................................................14
         SECTION 4.01 Organization and Qualification; Subsidiaries...............................................14
         SECTION 4.02 Certificate of Incorporation and Bylaws; Records...........................................14
         SECTION 4.03 Capitalization ............................................................................14
         SECTION 4.04 Authority Relative to This Agreement.......................................................16
         SECTION 4.05 No Conflict; Required Filings and Consents.................................................16
         SECTION 4.06 Permits; Compliance with Laws..............................................................17
         SECTION 4.07 Financial Statements.......................................................................17
         SECTION 4.08 Absence of Certain Changes or Events.......................................................18
         SECTION 4.09 Employee Benefit Plans; Labor Matters......................................................19
         SECTION 4.10 Pooling; Certain Tax Matters...............................................................21
         SECTION 4.11 Contracts..................................................................................22
         SECTION 4.12 Litigation.................................................................................23
         SECTION 4.13 Environmental Matters......................................................................23

         SECTION 4.14 Intellectual Property......................................................................24
         SECTION 4.15 Taxes......................................................................................25
         SECTION 4.16 Insurance..................................................................................26
         SECTION 4.17 Properties.................................................................................26
         SECTION 4.18 Affiliates.................................................................................27
         SECTION 4.19 Opinion of Financial Advisor...............................................................27
         SECTION 4.20 Brokers....................................................................................27
         SECTION 4.21 Certain Business Practices.................................................................27
         SECTION 4.22 Business Activity Restriction..............................................................27
         SECTION 4.23 Affiliate Transactions.....................................................................28
         SECTION 4.24 Key Customers and Vendors..................................................................28

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB................................................28
         SECTION 5.01 Organization and Qualification; Subsidiaries...............................................28
         SECTION 5.02 Articles of Association and Bylaws; Records................................................29
         SECTION 5.03 Capitalization.............................................................................29
         SECTION 5.04 Authority Relative to This Agreement.......................................................30
         SECTION 5.05 No Conflict; Required Filings and Consents.................................................31
         SECTION 5.06 Permits; Compliance with Laws..............................................................31
         SECTION 5.07 Absence of Certain Changes or Events.......................................................32
         SECTION 5.08 SEC Filings; Financial Statements..........................................................33
         SECTION 5.09 Employee Benefit Plans; Labor Matters......................................................34
         SECTION 5.10 Pooling; Certain Tax Matters...............................................................36
         SECTION 5.11 Contracts..................................................................................37
         SECTION 5.12 Litigation.................................................................................38
         SECTION 5.13 Environmental Matters......................................................................38
         SECTION 5.14 Intellectual Property......................................................................38
         SECTION 5.15 Taxes......................................................................................40
         SECTION 5.16 Insurance..................................................................................41
         SECTION 5.17 Properties.................................................................................41
         SECTION 5.18 Affiliates.................................................................................41
         SECTION 5.19 Brokers....................................................................................41
         SECTION 5.20 Business Activity Restriction..............................................................42
         SECTION 5.21 Opinion of Financial Advisor...............................................................42
         SECTION 5.22 Certain Business Practices.................................................................42
         SECTION 5.23 No Prior Activities........................................................................42
         SECTION 5.24 Affiliate Transactions.....................................................................42

ARTICLE VI COVENANTS.............................................................................................42
         SECTION 6.01 Conduct of Company Pending the Closing.....................................................42


         SECTION 6.02 Conduct of Parent and Merger Sub Pending the Closing.......................................45
         SECTION 6.03 Notices of Certain Events..................................................................48
         SECTION 6.04 Access to Information; Confidentiality.....................................................48
         SECTION 6.05 No Solicitation of Transactions............................................................48
         SECTION 6.06 Tax-Free Transaction; Pooling; Affiliate Letters...........................................50
         SECTION 6.07 Control of Operations......................................................................51
         SECTION 6.08 Further Action; Consents; Filings..........................................................51
         SECTION 6.09 Additional Reports.........................................................................51
         SECTION 6.10 Registration Rights........................................................................52

ARTICLE VII ADDITIONAL AGREEMENTS................................................................................52
         SECTION 7.01 Registration Statement; Joint Proxy Statement..............................................52
         SECTION 7.02 Stockholders'Meetings......................................................................54
         SECTION 7.03 Directors'and Officers'Indemnification and Insurance.......................................55
         SECTION 7.04 Public Announcements.......................................................................56
         SECTION 7.05 NNM Listing ...............................................................................56
         SECTION 7.06 Blue Sky ..................................................................................56
         SECTION 7.07 Company Stock Options/Registration Statements on Form S-8..................................56
         SECTION 7.08 Employee Agreements........................................................................56

ARTICLE VIII CONDITIONS TO THE MERGER............................................................................56
         SECTION 8.01 Conditions to the Obligations of Each Party to Consummate the Merger.......................56
         SECTION 8.02 Conditions to the Obligations of Company...................................................58
         SECTION 8.03 Conditions to the Obligations of Parent....................................................59

ARTICLE IX TERMINATION, AMENDMENT AND WAIVER.....................................................................60
         SECTION 9.01 Termination ...............................................................................60
         SECTION 9.02 Effect of Termination......................................................................62
         SECTION 9.03 Amendment .................................................................................63
         SECTION 9.04 Waiver ....................................................................................63
         SECTION 9.05 Termination Fee; Expenses..................................................................63

ARTICLE X GENERAL PROVISIONS.....................................................................................64
         SECTION 10.01  Non-Survival of Representations and Warranties...........................................64
         SECTION 10.02  Notices .................................................................................64
         SECTION 10.03  Severability ............................................................................66
         SECTION 10.04  Assignment; Binding Effect; Benefit......................................................66
         SECTION 10.05  Incorporation of Exhibits................................................................66
         SECTION 10.06  Governing Law ...........................................................................67


         SECTION 10.07  Jurisdiction; Waiver of Jury Trial.......................................................67
         SECTION 10.08  Headings; Interpretation.................................................................67
         SECTION 10.09  Counterparts ............................................................................67
         SECTION 10.10  Entire Agreement.........................................................................67



                                     ANNEXES


ANNEX A                 Company Voting Agreement
ANNEX B                 Parent Voting Agreement
ANNEX C                 Certificate of Domestication
ANNEX D                 Certificate of Incorporation
ANNEX E                 Bylaws
ANNEX F                 Parent Affiliate Letter
ANNEX G                 Company Affiliate Letter
ANNEX H                 Articles Amendment

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of September 17, 2000 (as amended, supplemented or otherwise modified from time to time, this "AGREEMENT"), among Sapiens International Corporation N.V., a Netherlands Antilles corporation ("PARENT"), Ness Technologies, Inc., a Delaware corporation ("COMPANY"), and Wisdom Merger Sub, Inc., a Delaware corporation and a direct wholly owned Subsidiary of Parent ("MERGER SUB"):


                              W I T N E S S E T H:

         WHEREAS, the boards of directors of Parent and Company have determined and declared that it is advisable and in the best interests of their respective companies and stockholders to enter into a business combination by means of the merger of Merger Sub with and into Company (the "MERGER") and have approved and adopted this Agreement;

         WHEREAS, concurrently with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, certain stockholders of Company have entered into a voting agreement ("COMPANY VOTING AGREEMENT") in the form attached hereto as Annex A;

         WHEREAS, concurrently with the execution of this Agreement and as an inducement to Company to enter into this Agreement, certain stockholders of Parent have entered into a voting agreement ("PARENT VOTING AGREEMENT") in the form attached hereto as Annex B;

         WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and that this Agreement shall be, and hereby is, adopted as a plan of reorganization for purposes of Section 368 of the Code;

         WHEREAS, for financial reporting purposes, it is intended that the Merger be accounted for as a "pooling of interests" under United States generally accepted accounting principles ("U. S. GAAP") and the accounting standards of the United States Securities and Exchange Commission (the "SEC"); and

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         SECTION 1.01 Certain Defined Terms. Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below (such meanings to be equally applicable to the singular and plural forms of the terms defined):

         "AFFILIATE" shall mean, with respect to any Person, any other Person that controls, is controlled by or is under common control with the first Person.

         "BLUE SKY LAWS" shall mean United States state securities or "blue sky" laws.

         "BUSINESS DAY" shall mean any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by law or executive order to close in the City of New York.

         "COMPANY DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by Company to Parent prior to the execution of this Agreement and forming a part hereof.

         "COMPANY INTELLECTUAL PROPERTY" shall mean all Intellectual Property that is currently owned or used in Company's business or the business of any Company Subsidiary as conducted as of the date of Closing.

         "COMPANY MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of Company and the Company Subsidiaries that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition or results of operations of Company and the Company Subsidiaries, taken as a whole; provided, however, that any such effect
(i) resulting from any change in economic conditions generally or in the industries or markets in which Company or the Company Subsidiaries participate or (ii) that Company can demonstrate resulted directly from the public announcement of the transactions contemplated hereby shall not be considered when determining whether or not a Company Material Adverse Effect has occurred.

         "COMPANY STOCK PLAN" shall mean the Company 1999 Share Option Plan.

         "COMPETING TRANSACTION" shall mean any of the following involving Company or Parent, as the case may be (other than the Merger):

               (i) any merger, consolidation, share exchange, business combination or other similar transaction;

               (ii) any sale, lease, exchange, transfer or other disposition of 20% or more of the assets of such party and its subsidiaries, taken as a whole, in a single transaction or series of related transactions;

               (iii) any tender offer or exchange offer being commenced for 20% or more of the outstanding voting securities of such party or the filing of a registration statement under the Securities Act in connection therewith; or

               (iv) any Person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) having been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the outstanding voting securities of such party; or

               (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         "CONFIDENTIALITY AGREEMENT" shall mean the non-disclosure agreement, dated as of July 2, 2000, between Parent and Company.

         "DELAWARE LAW" shall mean the General Corporation Law of the State of Delaware.

         "$" shall mean United States Dollars.

         "ENCUMBRANCES" shall mean all claims, security interests, liens, pledges, charges, escrows, options, proxies, rights of first refusal, preemptive rights, mortgages, hypothecations, prior assignments, title retention agreements, indentures, security agreements or any other encumbrance of any kind.

         "ENVIRONMENTAL LAW" shall mean any Law and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material.

         "ENVIRONMENTAL PERMIT" shall mean any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

         "EXPENSES" shall mean, with respect to any party hereto, all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by such party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of its obligations pursuant to this Agreement and the consummation of the Merger, the preparation, printing, filing and mailing of the Registration Statement (as defined in Section 7.1) and the Joint Proxy Statement (as defined in Section 7.1), the solicitation of stockholder approvals, the filing of HSR Act notice, if any, obtaining relevant approvals from Israeli governmental entities, including the Office of the Chief Scientist, the Antitrust Authority and the Tax Authority, and all other matters related to the transactions contemplated hereby and the closing of the Merger.

         "FINAL AVERAGE CLOSING PRICE" shall mean the average closing price of Parent Common Shares on the NNM for the ten (10) trading days ending three (3) Business Days prior to the date of the Closing.

         "GOVERNMENTAL ENTITY" shall mean any United States Federal, state or local or any Israeli or other foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body.

         "GOVERNMENTAL ORDER" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

         "HAZARDOUS MATERIAL" shall mean (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, friable asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

         "HSR ACT" shall mean Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with the rules and regulations promulgated thereunder.

         "INTELLECTUAL PROPERTY" shall mean all United States, foreign and international: patents; trademarks, service marks and trade names (including without limitation all goodwill pertaining thereto), designs, logos, slogans, trade dress and Internet domain names; copyrights; sui generis database rights; ideas, inventions, technology, know-how, show-how, trade secrets, systems, processes, works of authorship, databases, mask works, content, graphics, statistical models, formulae, algorithms, methodologies, modules, computer programs, computer software, source and object code of such software, technical documentation, business methods, work product, intellectual and industrial property licenses; and all registrations and applications relating to any of the foregoing and all other tangible or intangible information or materials of like nature.

         "IRS" shall mean the United States Internal Revenue Service.

         "KNOWLEDGE OF COMPANY" shall mean that any officer or director of Company is actually aware of a fact or other matter, or should have been aware of a fact or other matter based upon due inquiry and investigation.

         "KNOWLEDGE OF PARENT" shall mean that any officer or director of Parent is actually aware of a fact or other matter, or should have been aware of a fact or other matter based upon due inquiry and investigation.

         "LAW" shall mean any United States federal, state or local, or any non-U.S., statute, law, ordinance, regulation, rule, code, order, judgment, decree, other requirement or rule of law of any other jurisdiction and any other similar act or law.

         "NNM" shall mean The Nasdaq National Market.

         "PARENT DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by Parent to Company prior to the execution of this Agreement and forming a part hereof.

         "PARENT INTELLECTUAL PROPERTY" shall mean all Intellectual Property that is currently owned or used in Parent's business or the business of any Parent Subsidiary as conducted as of the date of Closing.

         "PARENT MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of Parent and the Parent Subsidiaries that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition or results of operations of Parent and the Parent Subsidiaries, taken as a whole; provided, however, that (i) any such effect resulting from any change in economic conditions generally or in the industries or markets in which Parent or the Parent Subsidiaries participate,
(ii) any fluctuations in the market price of Parent Common Stock and (iii) any such effect that Parent can demonstrate resulted directly from the public announcement of the transactions contemplated hereby shall not be considered when determining whether or not a Parent Material Effect has occurred.

         "PARENT STOCK PLAN" shall mean the Parent 1992 Stock Option and Incentive Plan.

         "PARENT WARRANT" shall mean a warrant to purchase Parent Common Shares.

         "PERMITTED ENCUMBRANCES" shall mean (i) liens for Taxes, assessments and other governmental charges not yet due and payable, (ii) immaterial unfiled mechanics', workmen's, repairmen's, warehousemen's, carriers' or other like liens arising or incurred in the ordinary course of business which are not yet due and payable and (iii) equipment leases with third parties entered into in the ordinary course of business.

         "PERSON" shall mean an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

         "SUBSIDIARY" shall mean, with respect to any Person, any corporation, limited liability company, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary of such Person) owns, directly or indirectly, a majority of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         "TAX" shall mean (i) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or other taxing authority ("TAXING AUTHORITY"), including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross or net receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges; (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, combined, consolidated or unitary group for any taxable period; and (iii) any liability for the payment of amounts of the type described in (i) or (ii) as a result of being a transferee of, or a successor in interest to, any Person or as a result of an express or implied obligation to indemnify any Person.

         "TAX RETURN" shall mean any return, statement or form (including, without limitation, any estimated tax reports or return, withholding tax reports or return and information report or return) required to be filed with respect to any Taxes.

         "U.S. GAAP" shall mean United States generally accepted accounting principles.

                                   ARTICLE II

                                   THE MERGER

         SECTION 2.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law, at the Effective Time (as defined in Section 2.03), Merger Sub shall be merged with and into Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation of the Merger as a wholly owned Subsidiary of Parent (the "SURVIVING CORPORATION"). Upon consummation of the Merger, the name of Parent shall be changed to "Ness Technologies, Inc." or such other name as shall be mutually agreed upon by the parties.

         SECTION 2.02 Closing. Unless this Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned pursuant to Section
9.01 and subject to the satisfaction or waiver of the conditions set forth in
Article VIII, the consummation of the Merger shall take place as promptly as practicable (and in any event within three (3) Business Days) after satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver (to the extent permitted) of such conditions), at a closing (the "CLOSING") to be held at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, New York 10019, unless another date, time or place is agreed to by Parent and Company.

         SECTION 2.03 Effective Time. At the time of the Closing, the parties shall cause the Merger to be consummated by filing a certificate of merger in such form as is required by the applicable provisions of Delaware law (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware executed in accordance with the relevant provisions of Delaware Law (the date and time of such filing, or, if mutually agreed to by the parties, such later date and time as may be set forth therein, being the "EFFECTIVE Time").

         SECTION 2.04 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in Company as the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of Company as the Surviving Corporation.

         SECTION 2.05 Certificate of Incorporation; Bylaws; Directors and Officers of Surviving Corporation. Unless otherwise agreed by Parent and Company before the Effective Time, at the Effective Time:

         (a) subject to the requirements of Section 7.03(a), the Certificate of Incorporation and the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and the bylaws of the Surviving Corporation, until thereafter amended as provided by Law and such Certificate of Incorporation or bylaws; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to change the name of the Surviving Corporation to such name as Company and Parent may agree upon prior to the Effective Time;

         (b) the officers of the Surviving Corporation shall be designated by the board of directors of Parent at the Effective Time, or as may otherwise be agreed by Company and Parent prior to the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal; and

         (c) the directors of the Surviving Corporation shall be designated by the board of directors of Parent at the Effective Time, or as may otherwise be agreed by Company and Parent prior to the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal.

         SECTION 2.06 Domestication of Parent. Prior to the Closing, Parent shall take all steps as may be required under Netherlands Antilles and Delaware law to become incorporated in Delaware by, among other things, filing a Certificate of Domestication and a Certificate of Incorporation, substantially in the forms of Annex C and Annex D hereto, respectively, with the Secretary of State of the State of Delaware. Parent shall also adopt bylaws substantially in the form of Annex E. Parent shall also take steps to change the seat of the corporation from the Netherlands Antilles to Delaware; however, removal of the seat of the Corporation from the Netherlands Antilles shall not be a condition to Closing. All representations, warranties and covenants and references to Parent and Parent Common Shares contained in this Agreement shall be deemed to be modified, as appropriate, to reflect the domestication of Parent in Delaware, as and when the domestication shall be effective.

         SECTION 2.07 Directors and Officers of Parent Following the Merger. Parent shall take all steps as may be necessary to cause the board of directors and senior management of Parent to be reconstituted, as of the Effective Time, to consist of the persons identified on Schedules I and II hereto, respectively, provided that if, for any reason, any of the persons identified in Schedules I or II are incapable of serving in the positions indicated, such persons shall be replaced by such persons as shall be mutually agreed upon by Parent and Company. Without limiting the generality of the foregoing, Parent shall, if required under Parent's Articles of Association or other documents, or applicable Law, solicit, pursuant to the Joint Proxy Statement (as defined in Section 7.01(a)), the approval of Parent's stockholders to the election to Parent's board of directors of the persons identified on Schedule I.

                                  ARTICLE III

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         SECTION 3.01 Conversion of Shares. At the Effective Time, by virtue of the Merger, and without any action on the part of Parent, Merger Sub, Company or the holders of any of the following securities:

         (a) Each share of common stock, $.01 par value, of Company ("COMPANY COMMON STOCK") issued and outstanding immediately before the Effective Time (excluding (i) shares of Company Common Stock, if any, held by Persons who have not voted such shares for approval of the Merger and with respect to which such Persons shall have perfected dissenters' rights in accordance with Delaware Law ("COMMON DISSENTING SHARES"), (ii) those held in the treasury of Company, and
(iii) those owned by any wholly owned Subsidiary of Company) and all rights in respect thereof, shall, forthwith cease to exist in accordance with Delaware law and be exchanged for 2.10 (the "EXCHANGE RATIO") common shares of Parent ("PARENT COMMON SHARES") (and cash in lieu of fractional shares pursuant to Section 3.04).

         (b) Each share of (i) Class B Preferred Stock, $.01 par value, of Company ("CLASS B PREFERRED STOCK") and (ii) Class C Preferred Stock, $.01 par value, of Company ("CLASS C PREFERRED STOCK" and, together with the Class B Preferred Stock, the "COMPANY PREFERRED STOCK") issued and outstanding immediately before the Effective Time (excluding (i) shares of Company Preferred Stock, if any, held by Persons who have not voted such shares for approval of the Merger and with respect to which such Persons shall have perfected dissenters' rights in accordance with Delaware Law ("PREFERRED DISSENTING SHARES" and, together with Common Dissenting Shares, "DISSENTING SHARES"), (ii) those held in the treasury of Company, and (iii) those owned by any wholly owned Subsidiary of Company), and all rights in respect thereof (including, without limitation, any rights to accrued but unpaid dividends), shall forthwith cease to exist in accordance with Delaware law and be exchanged for
2.10 Parent Common Shares (and cash in lieu of fractional shares pursuant to Section 3.04).

         (c) Each share of Company Common Stock or Company Preferred Stock held in the treasury of Company or owned by any wholly owned Subsidiary of Company immediately prior to the Effective Time shall be canceled and retired and no shares of stock or other securities of Parent, the Surviving Corporation or any other corporation shall be issuable, and no payment of other consideration shall be made, with respect thereto.

         (d) Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation. From and after the Effective Time, each outstanding certificate theretofore representing shares of Merger Sub common stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Surviving Corporation common stock into which such shares of Merger Sub common stock shall have been converted. Promptly after the Effective Time, the Surviving Corporation shall issue to Parent a stock certificate representing 100 shares of Surviving Corporation common stock in exchange for the certificate that formerly represented shares of Merger Sub common stock, which shall be surrendered by Parent and canceled.

         SECTION 3.02 Exchange of Shares Other than Dissenting Shares and Treasury Shares.

         (a) Exchange Agent. As of the Effective Time, Parent shall enter into an agreement with a bank or trust company reasonably acceptable to Company to act as exchange agent for the Merger (the "EXCHANGE AGENT") as may be designated by Parent.

         (b) Parent to Provide Common Stock and Cash. Following the Effective Time, Parent shall make available to the Exchange Agent for the benefit of the holders of Company Common Stock and Company Preferred Stock: (i) Certificates of Parent Common Shares ("PARENT CERTIFICATES") representing the number of whole Parent Common Shares issuable pursuant to Section 3.01(a) in exchange for shares of Company Common Stock and Company Preferred Stock outstanding immediately prior to the Effective Time; (ii) other evidences of the ownership of the underlying Parent Common Shares; and (iii) sufficient funds to permit payment in lieu of fractional shares pursuant to Section 3.04.

         (c) Exchange Procedures. The Exchange Agent shall mail to each holder of record of certificates of Company Common Stock and Company Preferred Stock ("COMPANY CERTIFICATES"), whose shares were converted into the right to receive Parent Common Shares (and cash in lieu of fractional shares pursuant to Section 3.04) promptly after the Effective Time: (i) a form letter of transmittal in form and substance reasonably satisfactory to Company (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon receipt of the Company Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify); and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for Parent Certificates (and cash in lieu of fractional shares). Upon surrender of a Company Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal and Stockholder Representation Letter, duly completed and validly executed, and such other documents as may be reasonably required by the Exchange Agent, the holder of such Company Certificate shall be entitled to receive in exchange therefor a Parent Certificate representing the number of whole Parent Common Shares that such holder has the right to receive pursuant to this Article III and payment of cash in lieu of fractional shares which such holder has the right to receive pursuant to Section 3.04, and the Company Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Company Certificate that, prior to the Effective Time, represented shares of Company Common Stock or Company Preferred Stock will be deemed from and after the Effective Time to evidence the right to receive the number of full Parent Common Shares into which such shares of Company Common Stock or Company Preferred Stock, as the case may be, shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 3.04. Notwithstanding any other provision of this Agreement, no interest will be paid or will accrue on any cash payable to holders of Company Certificates pursuant to the provisions of this Article III.

         (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Shares with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Certificate with respect to the Parent Common Shares represented thereby until the holder of record of such Company Certificate shall surrender such Company Certificate and any underlying Shares. Subject to the effect of applicable escheat or similar laws, following surrender of any such Company Certificate, there shall be paid to the record holder of the Parent Certificates issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 3.02(d)) with respect to such Parent Common Shares.

         (e) Transfer of Ownership. If any Parent Certificate is to be issued in a name, or cash in lieu of fractional shares paid to a Person, other than that in which the Company Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance and/or payment thereof that the Company Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a Parent Certificate for Parent Common Shares in any name other than that of the registered holder of the Company Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

         (f) Termination of Exchange Agent Funding. Any portion of funds (including any interest earned thereon) or Parent Certificates held by the Exchange Agent which have not been delivered to holders of Company Certificates pursuant to this Article III within six (6) months after the Effective Time shall promptly be paid or delivered, as appropriate, to Parent, and thereafter holders of Company Certificates who have not theretofore complied with the exchange procedures set forth in and contemplated by this Section 3.02 shall thereafter look only to Parent (subject to abandoned property, escheat and similar laws) only as general creditors thereof for their claim for Parent Common

Shares, any cash in lieu of fractional Parent Common Shares and any dividends or distributions (with a record date after the Effective Time) with respect to Parent Common Shares to which they are entitled.

         (g) No Liability. Notwithstanding anything to the contrary in this
Section 3.02, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any Person in respect of any Parent Common Shares or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         SECTION 3.03 Stock Transfer Books. As of the Effective Time, the stock transfer books of Company shall each be closed, and there shall be no further registration of transfers of shares of Company Common Stock or Company Preferred Stock thereafter on the records of any such stock transfer books. In the event of a transfer of ownership of shares of Company Common Stock or Company Preferred Stock that is not registered in the stock transfer records of Company at the Effective Time, a certificate or certificates representing the number of full Parent Common Shares into which such shares of Company Common Stock or Company Preferred Stock, as the case may be, shall have been converted shall be issued to the transferee together with a cash payment in lieu of fractional shares, if any, in accordance with Section 3.04 hereof, and a cash payment in the amount of dividends, if any, in accordance with Section 3.02(d) hereof, if the certificate or certificates representing such shares of Company Common Stock or Company Preferred Stock, as the case may be, is or are surrendered as provided in Section 3.02(c) hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

         SECTION 3.04 No Fractional Share Certificates. No scrip or fractional share Parent Certificate shall be issued upon the surrender for exchange of Company Certificates, and an outstanding fractional share interest shall not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of Parent or of Surviving Corporation with respect to such fractional share interest. As promptly as practicable following the Effective Time, Parent shall deposit with the Exchange Agent an amount in cash sufficient for the Exchange Agent to pay each holder of Company Common Stock or Company Preferred Stock an amount in cash, rounded to the nearest whole cent, equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock or Company Preferred Stock held at the Effective Time by such holder) by (ii) the Final Average Closing Price. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock or Company Preferred Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts, net of any required withholding taxes, to such holders of Company Common Stock or Company Preferred Stock, subject to and in accordance with the terms of Section
3.02 hereof.

         SECTION 3.05 Options to Purchase Company Common Stock.

               (a) At the Effective Time, the Company Stock Plan and each option granted by Company to purchase shares of Company Common Stock pursuant to the Company Stock Plan or otherwise listed on Schedule 3.05 of the Company Disclosure Schedule ("COMPANY STOCK OPTIONS") which is outstanding and unexercised immediately prior to the

Effective Time, and each warrant to purchase shares of Company Common Stock ("COMPANY WARRANTS") which is outstanding and unexercised immediately prior to the Effective Time, shall be assumed by Parent and shall be automatically converted into an option or warrant, as the case may be, to purchase Parent Common Shares in such number and at such exercise price as provided below and otherwise having the same terms and conditions as in effect immediately prior to the Effective Time (except to the extent that such terms, conditions and restrictions are automatically altered in accordance with their terms as a result of the Merger contemplated hereby and except that all references in each such Company Stock Option or Company Warrant to Company shall be deemed to refer to Parent):

               (i) the number of Parent Common Shares to be subject to the new option or warrant, as the case may be, shall be equal to the product of
         (x) the number of shares of Company Common Stock subject to the original Company Stock Option or Company Warrant immediately prior to the Effective Time and (y) the Exchange Ratio;

               (ii) the exercise price per share of Parent Common Shares under the new option or warrant shall be equal to (x) the exercise price per share of Company Common Stock in effect under the original Company Stock Option or Company Warrant immediately prior to the Effective Time divided by (y) the Exchange Ratio; and

               (iii) in effecting such assumption and conversion, the aggregate number of Parent Common Shares to be subject to each assumed Company Stock Option or Company Warrant will be rounded down, if necessary, to the next whole share and the aggregate exercise price shall be rounded up, if necessary, to the next whole cent.

         (b) The adjustments provided herein with respect to any options that are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with the requirements of Section 424(a) of the Code.

         (c) Prior to the Effective Time, Company shall take all actions required to be taken by it to implement the provisions of this Section 3.05, including reasonable efforts to obtain any consents required to effect the rollover of Company Stock Options which have terms that do not automatically provide for such rollover and, except as set forth on Schedule 3.05(c) of the Company Disclosure Schedule, no further action or consent shall be required on behalf of Company or any holder of a Company Stock Option or Company Warrant. Without limitation of the previous sentence, except as set forth on Schedule 3.05(c) of the Company Disclosure Schedule, following the Effective Time, no holder of a Company Stock Option or a Company Warrant shall have any rights to acquire Company Common Stock and no Person shall have any rights to acquire shares of any Company Subsidiary. Prior to the Effective Time, Parent shall take all actions required to be taken by it prior to the Effective Time to implement the provisions of this Section 3.05.

         SECTION 3.06 Certain Adjustments. If between the date of this Agreement and the Effective Time, the outstanding Parent Common Shares, Company Common Stock or Company Preferred Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, then each Exchange Ratio established pursuant to the provisions of Section 3.01 shall be adjusted accordingly to provide to Parent and Company the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.

         SECTION 3.07 Dissenters' Rights. Any Dissenting Shares shall not be converted into, or be exchangeable for, the right to receive Parent Common Shares but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to Delaware Law unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost his right of appraisal and payment, as the case may be. Company shall give Parent prompt notice of any Dissenting Shares (and shall also give Parent prompt notice of any withdrawals of such demands for appraisal rights) and Parent shall have the right to direct all negotiations and proceedings with respect to such demands. Neither Company nor the Surviving Corporation shall, except with the prior written consent of Parent, voluntarily make any payments with respect to, or settle or offer to settle, any such demand for appraisal rights and any such payment will be made by Company out of funds of Company. If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Parent shall issue and deliver, upon surrender by such stockholder of certificate or certificates representing shares of Company Capital Stock, the number of Parent Common Shares to which such stockholder would otherwise be entitled pursuant to this Article III (and cash in lieu of fractional shares pursuant to Section 3.04).

         SECTION 3.08 Lost, Stolen or Destroyed Certificates. In the event any Company Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, such Parent Common Shares (and cash in lieu of fractional shares) as may be required pursuant to Section 3.01, provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company Certificates to indemnify Parent against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Company Certificates alleged to have been lost, stolen or destroyed.

         SECTION 3.09 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company, the officers and directors of Company are fully authorized in the name of their corporation or otherwise to take, and will use good faith efforts to take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

         Company hereby represents and warrants to Parent and Merger Sub, subject to the exceptions specifically disclosed in writing in the Company Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this Article IV, that:

         SECTION 4.01 Organization and Qualification; Subsidiaries.

         (a) Each of Company and each directly and indirectly owned Subsidiary of Company (the "COMPANY SUBSIDIARIES") has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         (b) Schedule 4.01 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of each Company Subsidiary, together with the jurisdiction of incorporation or organization of each Company Subsidiary and the percentage of each Company Subsidiary's outstanding capital stock or other equity interests owned by Company or another Company Subsidiary. Except as set forth in Schedule 4.01 of the Company Disclosure Schedule, neither Company nor any Company Subsidiary owns, directly or indirectly, an equity interest in any partnership or joint venture arrangement or other business entity that is material to the business, assets, liabilities, financial condition or results of operations of Company and the Company Subsidiaries, taken as a whole or that exceeds 10% of the equity of such entity.

         SECTION 4.02 Certificate of Incorporation and Bylaws; Records. The copies of Company's Certificate of Incorporation and bylaws previously provided to Parent by Company are true, complete and correct copies thereof. Such Certificate of Incorporation and bylaws are in full force and effect. Company is not in violation of any of the provisions of its Certificate of Incorporation or bylaws.

         Each Company Subsidiary has properly filed all reports, resolutions and other documents that are required under applicable law to be filed with or delivered to the Israeli Registrar of Companies, except where the failure to file or deliver such reports, resolutions and other documents would not have a Company Material Adverse Effect.

         SECTION 4.03 Capitalization. The authorized capital stock of Company consists of 60,000,000 shares of Company Common Stock and 11,000,000 shares of Company

Preferred Stock, of which 4,676,986 shares have been designated as Class B Preferred Stock and 3,500,000 have been designated as Class C Preferred Stock. As of the date hereof, (i) 11,466,233 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable,
(ii) no shares of Company Common Stock are held in the treasury of Company,
(iii) no shares of Company Common Stock are held by Company Subsidiaries, (iv) 7,675,976 and 8,029,640 shares of Company Common Stock are reserved for future issuance pursuant to Company Stock Options and Company Preferred Stock outstanding on the date hereof, respectively, (v) no Company Warrants are outstanding, (vi) 4,676,986 shares of Class B Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable, and
(vii) 3,352,654 shares of Class C Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable. Schedule 4.03 of the Company Disclosure Schedule sets forth separately for each class and type of security, a complete list of all Company Common Stock, Company Stock Options, Company Warrants, Company Preferred Stock or other rights to acquire Company Common Stock or any security convertible or exchangeable or exercisable for any such securities or any other rights outstanding as of the date of this Agreement, including the name of the holder and the number of shares of Company Common Stock or Company Preferred Stock held and the exercise price of outstanding options. Except as set forth in Schedule 4.03(a) of the Company Disclosure Schedule, there are no options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character to which Company or any Company Subsidiary is a party or by which Company or any Company Subsidiary is bound relating to the issued or unissued capital stock of Company or any Company Subsidiary or obligating Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Company or any Company Subsidiary or securities convertible into or exchangeable for such shares or equity interests. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All outstanding shares of Company Common Stock and Company Preferred Stock have been issued in accordance with applicable securities laws or valid exemptions therefrom. There are no outstanding contractual obligations of Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock, Company Preferred Stock or Company Stock Option, or any capital stock or options to purchase capital stock of any Company Subsidiary. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable and all of which were issued in accordance with applicable securities laws or valid exemptions therefrom, and each such share owned by Company or another Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. Except as set forth on Schedule 4.03(b) of the Company Disclosure Schedule, all outstanding shares of capital stock of each Company Subsidiary is owned, directly or indirectly, by the Company. There are no significant outstanding contractual obligations of Company or any Company Subsidiary to provide funds to, or make any significant investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other Person. In addition, there are no agreements or trusts or other agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting or disposition of the Company Common Stock and the Company is not aware of any such agreements among its shareholders other than the Company Voting Agreement and the agreements set forth on Schedule 4.03(c) of the Company Disclosure Schedule. The holders of Company Preferred Stock shall not, at the Effective Time, be entitled to any accrued, but unpaid, dividends as a result of the transactions contemplated hereby. Except as set forth in
Schedule 4.03(d) of the Company Disclosure Schedule, there are no agreements, undertakings or arrangements granting any person the right to require Company or any Company Subsidiary to register or to allow such person to participate in any registration of any securities of Company or any Company Subsidiary. Less than thirty-five (35) shareholders of Company are residents of Israel.

         SECTION 4.04 Authority Relative to This Agreement. Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock and Company Preferred Stock entitled to vote with respect thereto at the Company Stockholders' Meeting (as defined in Section 7.01), and the filing and recordation of the Certificate of Merger as required by Delaware Law). This Agreement has been duly executed and delivered by Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of Company, enforceable against Company in accordance with their terms, except to the extent that enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

         SECTION 4.05 No Conflict; Required Filings and Consents.

         (a) The execution and delivery of this Agreement by Company do not, and the performance by Company of its obligations hereunder, and the consummation of the Merger will not, (i) conflict with or violate any provision of the Certificate of Incorporation or bylaws of Company or any equivalent organizational documents of any Company Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.05(b) have been obtained and all filings and notifications described in Section 4.05(b) have been made, conflict with or violate any Law applicable to Company or any Company Subsidiary or by which any property or asset of Company or any Company Subsidiary is bound or affected or (iii) result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Company or any Company Subsidiary pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except in the case of (ii) and (iii) above as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse

Effect or a material adverse effect on Company's ability to consummate the transactions contemplated hereby.

         (b) The execution and delivery of this Agreement by Company do not, and the performance by Company of its obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by Company with or notification by Company to, any Governmental Entity, except pursuant to applicable requirements of the Securities Act, Blue Sky Laws, the premerger notification requirements of the HSR Act, if any, the requirements of the Israel Restrictive Trade Practices, 1988, if any, filings under other competition or foreign investment laws, if any, the consent of the Office of the Chief Scientist of the Israeli Ministry of Industry and Trade, and the filing and recordation of the Certificate of Merger as required by Delaware Law.

         SECTION 4.06 Permits; Compliance with Laws. Company and the Company Subsidiaries are in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, approvals and orders of any Governmental Entity necessary for Company or any Company Subsidiary to own, lease and operate its properties and assets or otherwise to carry on its business as it is now being conducted, other than those, the failure of which to possess, could not reasonably be expected to have, individually, or in the aggregate, a Company Material Adverse Effect (collectively, the "COMPANY PERMITS"), and, as of the date of this Agreement, none of the Company Permits has been suspended or cancelled nor is any such suspension or cancellation pending or, to the Knowledge of Company, threatened which, in either instance, would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to Company or any Company Subsidiary or by which any property or asset of Company or any Company Subsidiary is bound or affected, except for such conflicts, defaults or violations which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, or
(ii) any Company Permits, except for such conflicts, defaults or violations that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Schedule 4.06 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, to the Knowledge of Company investigations or surveys pending or, to the Knowledge of Company, threatened against Company or any Company Subsidiary that could reasonably be expected to result in the suspension or cancellation of any Company Permit. Since January 1, 2000, neither Company nor any Company Subsidiary has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws, except for any such notice with respect to possible conflicts, defaults or violations which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         SECTION 4.07 Financial Statements.

         (a) Schedule 4.07 of the Company Disclosure Schedule includes copies of
(i) the audited consolidated balance sheet of the Company at December 31, 1999, together with the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1999 and the notes thereto, and (ii) the unaudited consolidated balance sheet of the Company at June 30, 2000, together with the related statements of operations, stockholders' equity and cash flows for the six-month period ended June 30, 2000 (collectively, the "COMPANY FINANCIAL STATEMENTS"). The Company Financial Statements were prepared in accordance with U.S. GAAP (except, in the case of unaudited financial statements, for the absence of footnotes and subject to normal year end adjustments, which adjustments are not material) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly and accurately the consolidated financial position of Company and the Company Subsidiaries as at the respective dates thereof, and their consolidated results of operations, stockholders' equity and cash flows for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments).

         (b) Except as and to the extent set forth or reserved against on the consolidated balance sheet of Company and the Company Subsidiaries as of June 30, 2000, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for (i) liabilities or obligations which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, or (ii) liabilities or obligations which were incurred in the ordinary course of business consistent with past practice since June 30, 2000.

         SECTION 4.08 Absence of Certain Changes or Events.

         (a) Except as otherwise set forth on Schedule 4.08 of the Company Disclosure Schedule, since June 30, 2000 and prior to the date hereof, there has not been (i) any event that could reasonably be expected to prevent or materially delay the performance of Company's obligations pursuant to this Agreement and the consummation of the Merger by Company, (ii) any material change by Company in its accounting methods, principles or practices, (iii) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Company Common Stock or Company Preferred Stock or any redemption, purchase or other acquisition of any of Company's securities, (iv) except in the ordinary course of business consistent with past practice, any increase in the compensation or benefits maintained by the Company, or establishment of any new bonus, insurance, severance, change in control, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of Company or any Company Subsidiary, (v) any issuance or sale of any stock, notes, bonds or other securities other than pursuant to the exercise of outstanding securities, or entering into any agreement with respect thereto, (vi) any amendment to the Company's Certificate of Incorporation or bylaws, (vii) other than in the ordinary course of business, any (x) purchase, sale, assignment or transfer of any material assets (it being understood that the purchase of a business or of any equity or other ownership interest in any entity shall not be deemed to occur in the ordinary course of business), (y) mortgage, pledge or the institution of any lien, encumbrance or charge on any material assets or properties, tangible or intangible, except for liens for Taxes not yet delinquent and such other liens, encumbrances or charges which do not, individually or in the aggregate, have a Company Material Adverse Effect, or (z) waiver of any rights of material value or cancellation or any material debts or claims, or (viii) any entering into any transaction of a material nature other than in the ordinary course of business, consistent with past practices.

         (b) Except as otherwise set forth on Schedule 4.08 of the Company Disclosure Schedule, since June 30, 2000, Company and the Company Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice and, since such date, there has not been (i) any Company Material Adverse Effect, (ii) any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Company or any Company Subsidiary, (iii) any incurrence of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business, consistent with past practice, or (iv) any impairment, modification or event, or notice of any pending or threatened impairment, modification or event which could be reasonably expected to result in a loss, impairment, or diminution in value on a going forward basis of the Company's contractual and business relationships with any of the customers, vendors and suppliers, whose names are set forth on
Schedule 4.24 of the Company Disclosure Schedule, other than any impairment modification or event which could not reasonably be expected to result in a loss of the Company's relationship with such customer, vendor or supplier or a loss of a material amount of business or a material change in profit margins with respect to such customer, vendor or supplier.

         SECTION 4.09 Employee Benefit Plans; Labor Matters.

         (a) The term "Company Benefit Plans" shall mean all employee benefit and compensation plans, programs, policies, arrangements and contracts (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of ERISA) covering current or former employees or current or former directors of Company or any Company Subsidiary and which are maintained, sponsored or contributed to, or required to be contributed to, by Company or any Company Subsidiary or to which Company or any Company Subsidiary is a party. Company has delivered or made available to Parent upon request a true, complete and correct copy of each (i) material Company Benefit Plan and the most recent summary plan description related to such Company Benefit Plan, if a summary plan description is required therefor and (ii) each trust agreement or other funding arrangement relating to such material Company Benefit Plan. Neither Company nor any Company Affiliate has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA, the Code or applicable local Law.

         (b) Each Company Benefit Plan has been administered in all material respects in accordance with its terms and all applicable laws, including, without limitation, ERISA and the Code, if applicable, and all contributions required to be made under the terms of any of the Company Benefit Plans have been timely made or have been reflected on the most recent consolidated balance sheet. With respect to the Company Benefit Plans, no event has occurred and, to the Knowledge of Company, there exists no condition or set of circumstances in connection with which Company or any Company ERISA Affiliate could be subject to any material liability (other than for routine claims for benefits) under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable Law.

         (c) Company hereby represents that: (i) each Company Benefit Plan which is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received or is currently awaiting receipt of a favorable determination letter from the IRS as to its qualified status under the Code, and each trust established in connection with any Company which is intended to be exempt from United States federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and to the Knowledge of Company no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust; (ii) there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Benefit Plan which could result in material liability to Company; (iii) each Company Benefit Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms. No suit, administrative proceeding, action or other litigation has been brought (other than routine benefit claims), or to the Knowledge of Company is threatened in writing, against or with respect to any such Company Benefit Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor or any comparable Governmental Entity.

         (d) No Company Benefit Plan or employee benefit plan maintained by a trade or business (whether or not incorporated) treated as a single employer with the Company (a "COMPANY ERISA AFFILIATE") under Section 414(a), (b), (m) or
(o) of the Code is a multiemployer pension plan (as defined in Section 3(37) of ERISA) or other pension plan subject to Title IV of ERISA or Part 3 of Title I of ERISA or Section 412 of the Code, and neither the Company nor any Company ERISA Affiliate has sponsored or contributed to or been required to contribute to a multiemployer pension plan or other pension plan subject to Title IV of ERISA. No material liability under Title IV of ERISA has been incurred by Company or any Company ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Company or any Company ERISA Affiliate of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder. None of the assets of Company or any Company ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under ERISA or Section 412(n) of the Code.

         (e) Company has scheduled on Schedule 4.09(e) of the Company Disclosure Schedule and has delivered to Parent true, complete and correct copies of (i) all employment agreements with the ten (10) most highly-compensated employees of Company, and with the Chief Executive Officer of each Company Subsidiary and
(ii) all material severance plans, agreements, programs and policies of Company and each Company Subsidiary with or relating to their respective employees, directors or consultants. No payment or benefit which will be made by Company or any Company Subsidiary under any Company Benefit Plan or other arrangement will constitute an excess parachute payment under Code Section 280G(b)(1), and the consummation of the transactions contemplated by this Agreement will not individually or in conjunction with any other possible event (including termination of employment) (i) entitle any current or former employee or other service provider of Company or any Company Subsidiary to severance benefits or any other payment, compensation or benefit (including forgiveness of indebtedness), except as expressly provided by this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such employee or service provider or trigger any other material liability of Company pursuant to any Company

Benefit Plan. The transactions contemplated by this Agreement will not result in the accelerated vesting of Company Stock Options or Company Warrants or be considered a "change of control" for purposes of any change of control provision contained in any employment agreement listed on Schedule 4.09(e) of the Company Disclosure Schedule.

         (f) Neither Company nor any Company Subsidiary is a party to any collective bargaining or other labor union contract applicable to Persons employed by Company or any Company Subsidiary and no collective bargaining agreement is being negotiated by Company or any Company Subsidiary. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Company or any Company Subsidiary pending or, to the Knowledge of Company, threatened in writing which may interfere with the respective business activities of Company or any Company Subsidiary. As of the date of this Agreement, to the Knowledge of Company, none of Company, any Company Subsidiary, or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Company or any Company Subsidiary, and there is no charge or complaint against Company or any Company Subsidiary by the National Labor Relations Board or any comparable Governmental Entity or works council pending or threatened in writing.

         (g) Except as required by Law, no Company Benefit Plan provides retiree or post-employment, medical, disability or life insurance benefits to any Person.

         (h) With respect to each Company Benefit Plan that is not subject to United States law (each, a "COMPANY FOREIGN BENEFIT PLAN");

         (i) all employer and employee contributions to each Company Foreign Benefit Plan required by law or by the terms of such Company Foreign Benefit Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices;

         (ii) the fair market value of the assets of each funded Company Foreign Benefit Plan, the liability of each insurer of any Company Foreign Benefit Plan funded through insurance or the book reserve established for any Company Foreign Benefit Plan, together with the accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Effective Time, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Company Foreign Benefit Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and

         (iii) each Company Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

         SECTION 4.10 Pooling; Certain Tax Matters. Neither Company nor, to the Knowledge of Company, any of its Affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that could reasonably be expected to prevent (a) the Merger from being treated for accounting purposes as a "pooling of interests" in accordance with U.S. GAAP and the accounting standards of the SEC or (b) the Merger from constituting a "reorganization" under Section 368 of the Code. Company is not aware of any agreement or plan to which Company or any of its Affiliates is a party or other circumstances relating to Company or any of its Affiliates that could reasonably be expected to prevent the Merger from being so treated as a "pooling of interests" or from so qualifying as a reorganization under Section 368 of the Code.

         SECTION 4.11 Contracts.

               (a) Except for the contracts and agreements described in Schedule
4.11 of the Company Disclosure Schedule (collectively, the "COMPANY MATERIAL CONTRACTS"), neither Company nor the Company Subsidiaries is a party to or bound by the following contracts (which for purposes of this Agreement shall be deemed Company Material Contracts):

         (i) any distribution or software manufacturer's representative contract that represents ten percent (10%) or more of Company's consolidated annual revenues;

         (ii) any contract for the provision of software, outsourcing or consulting services or computer hardware, including contracts billed on time plus materials and fixed-price contracts involving in the case of any such contact more than $3,000,000 per annum;

         (iii) any contract related to the provision of services to early-stage entities in consideration for, among other things, equity interests in such entities, along with any subscription or other agreements with respect to investments in such entities and instruments or securities evidencing such equity interests, including any warrants or options;

         (iv) any hedging arrangements, including any puts or call options;

         (v) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with US GAAP;

         (vi) any contract for capital expenditures in excess of $3,000,000 in the aggregate;

         (vii) any contract limiting in any material respect the freedom of the Company or any Company Subsidiary to engage in any line of business or to compete with any other Person;

         (viii) any contract pursuant to which the Company or any Company Subsidiary is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property involving in the case of any such contract more than $3,000,000 in any calendar year;

         (ix) any contract with any Person (other than the Company or any Company Subsidiary) with whom the Company or any Company Subsidiary does not deal at arm's length within the meaning of the Code;

         (x) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person; or

         (xi) any agreement relating to the acquisition of a business for aggregate consideration in excess of $1,000,000 entered into in the last three years.

         (b) Company and each Company Subsidiary has performed all of the material obligations required to be performed by it and is entitled to all benefits under, and to the Knowledge of Company, is not alleged to be in default in respect of any Company Material Contract. Each of the Company Material Contracts is in full force and effect, unamended, and there exists no default or event of default or event, occurrence, condition or act, with respect to Company or any Company Subsidiary or to the Knowledge of Company with respect to the other contracting party, which, with the giving of notice, the lapse of the time or the happening of any other event or conditions, would become a default or event of default under any Company Material Contract. True, correct and complete copies of all Company Material Contracts have been delivered or made available to Parent.

         SECTION 4.12 Litigation. Except as set forth on Schedule 4.12 to Company Disclosure Schedule, there is no suit, claim, action, proceeding or, to the Knowledge of Company, investigation pending or, to the Knowledge of Company, threatened against Company or any Company Subsidiary that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially interfere with Company's ability to consummate the transactions contemplated herein, including, without limitation, any pending or threatened class action suit. Neither Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction or decree which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially interfere with Company's ability to consummate the transactions contemplated herein.

         SECTION 4.13 Environmental Matters. Except as could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) Company and the Company Subsidiaries are in compliance with all applicable Environmental Laws and all Company Permits required by Environmental Laws; (ii) all past noncompliance of Company or any Company Subsidiary with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability; and (iii) neither Company nor any Company Subsidiary has released nor to the Knowledge of Company has any other Person released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by Company or any Company Subsidiary, in violation of or under circumstances that could result in liability under any Environmental Law.

         SECTION 4.14 Intellectual Property.

         (a) The Company Intellectual Property is: (i) owned solely and exclusively by Company or a Company Subsidiary, free and clear of any and all mortgages, pledges, liens, security interests, conditional sale agreements or encumbrances, of any kind; or (ii) rightfully used or otherwise enjoyed by Company or its Subsidiaries pursuant to one or more license agreements, each of which such license agreements are, to the Knowledge of Company and each Company Subsidiary, valid and enforceable.

         (b) Except as would not have a Company Material Adverse Effect, all intellectual property registrations included in the Company Intellectual Property have been duly maintained, are in full force and effect and have not been cancelled, expired (except in accordance with the terms of any such registration) or abandoned.

         (c) No action is currently pending which asserts that Company or any Company Subsidiary is infringing, misappropriating, diluting or otherwise violating any Intellectual Property of any Person. Neither Company nor any Company Subsidiary has received notice from any Person within the past twelve
(12) months asserting that Company or any Company Subsidiary is infringing, misappropriating, diluting or otherwise violating any Intellectual Property of any such Person. No action is currently pending which asserts that any Person is infringing, misappropriating, diluting or otherwise violating any Company Intellectual Property. Neither Company nor any Company Subsidiary has asserted any claim of infringement, misappropriation, dilution or other violation of Company Intellectual Property against any Person within the past twelve (12) months. To the actual knowledge of Company, neither Company nor any Company Subsidiary is, in any material respect, infringing, misappropriating, diluting or otherwise violating any Intellectual Property of any Person.

         (d) No action is currently pending, or to the Knowledge of Company threatened, which asserts a challenge to the validity, use or enforceability of any Company Intellectual Property.

         (e) To the Knowledge of Company, all material agreements granting or obtaining any right to use or practice any rights under any Intellectual Property (collectively, "LICENSE AGREEMENTS") to which Company or any Company Subsidiary is a party or otherwise bound are valid and binding obligations of the Company or Company Subsidiaries, enforceable in accordance with their terms, and there exists no event or condition which will result in a violation or breach of, or constitute a default by the Company or Company Subsidiaries or, to the Knowledge of Company, the other party thereto, under any such material License Agreement.

         (f) The Company and each of the Company Subsidiaries takes reasonable measures to protect the confidentiality of trade secrets. To the Knowledge of Company, no trade secret of the Company or any Company Subsidiaries has been disclosed or authorized to be disclosed to any Person other than pursuant to a written nondisclosure agreement that provides commercially reasonable protections for Company and the applicable Company Subsidiaries' proprietary interests in and to such trade secrets.

         (g) Except as would not have a Company Material Adverse Effect, the consummation of the transactions contemplated hereby will not result in the loss or impairment of the Company's or any Company Subsidiaries' rights to own, use, or to bring any action for the infringement of, any of the Company Intellectual Property, nor will such consummation require the consent of any Person in respect of any Company Intellectual Property.

         (h) Except as would not have a Company Material Adverse Effect, all software programs utilized in the current business of Company or a Company Subsidiary are "Year 2000 Compliant", meaning that each of the aforementioned software programs, when used in combination with software systems designed by the Company: (i) correctly and unambiguously handles and processes date information before, during and after January 1, 2000; (ii) correctly processes functions that are programmed to commence and/or end on a particular date, including, without limitation, month-end, year-end, and leap year dates and any combination thereof, irrespective of a change in the century identifier; (iii) functions accurately and without interruption before, during and after January 1, 2000 without any change in operations and/or parameters associated with the advent of the new century; (iv) responds to two-digit date input in a way that resolves the ambiguity as to the century in a disclosed, defined and predetermined manner; and (v) stores and provides the output of date information in a way that is unambiguous as to the century.

         SECTION 4.15 Taxes.

         (a) Company and each of the Company Subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Company or any Company Subsidiary is or has been a member, have properly completed and timely filed all Tax Returns required to be filed by them and have paid all Taxes required to be shown as due thereon. Company has provided adequate accruals in accordance with generally accepted accounting principles in its June 30, 2000 balance sheet (the "COMPANY JUNE 2000 BALANCE SHEET") for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. Company and the Company Subsidiaries have no material liability for unpaid Taxes accruing after June 30, 2000 except for Taxes incurred in the ordinary course of business subsequent to June 30, 2000.

         (b) There is (i) no material claim for Taxes that is a lien against the property of Company or any Company Subsidiary or is being asserted against Company or any Company Subsidiary other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of Company or any Company Subsidiary being conducted by a Taxing Authority; and (iii) no extension of the statute of limitations on the assessment of any Taxes granted by Company or any Company Subsidiary and currently in effect.

         (c) There has been no prior change in ownership of Company or any Company Subsidiary that has caused the utilization of any losses of such entities to be limited pursuant to Section 382 of the Code, and any loss carryovers reflected on the Company June 2000 Balance Sheet are properly computed and reflected.

         (d) Company and the Company Subsidiaries have not been and will not be required to include any material adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

         (e) Neither Company nor any Company Subsidiary has filed or will file any consent to have the provisions of Section 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to Company or any Company Subsidiary.

         (f) Neither Company nor any Company Subsidiary is a party to any Tax sharing or Tax allocation agreement nor does Company or any Company Subsidiary have any liability or potential liability to another party under any such agreement.

         (g) Neither Company nor any Company Subsidiary has filed any disclosures under Section 6662 or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return.

         (h) Neither Company nor any Company Subsidiary has ever been a member of a consolidated, combined or unitary group of which Company was not the ultimate parent corporation.

         (i) Company and each Company Subsidiary has in its possession receipts for any Taxes paid to any non-U.S. Taxing Authority. Neither Company nor any Company Subsidiary has ever been a "personal holding company" within the meaning of Section 542 of the Code or a "United States real property holding corporation" within the meaning of Section 897 of the Code.

         SECTION 4.16 Insurance. Company and each Company Subsidiary is presently insured, and during each of the past three (3) calendar years has been insured, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured, including professional liability insurance. The policies of fire, theft, liability, professional liability and other insurance maintained with respect to the assets or businesses of Company and Company Subsidiaries provide, in the good faith judgment of the Company's management, reasonably adequate coverage against loss. Company has heretofore furnished to Parent a complete and correct list as of the date hereof of all insurance policies maintained by Company or the Company Subsidiaries, and has made available to Parent complete and correct copies of all such policies, together with all riders and amendments thereto. All such policies are in full force and effect and all premiums due thereon have been paid to the date hereof. Company and the Company Subsidiaries have complied in all material respects with the terms of such policies.

         SECTION 4.17 Properties. Company and the Company Subsidiaries have good and valid title, free and clear of all Encumbrances, except for Permitted Encumbrances, to all their material properties and assets, whether tangible or intangible, real, personal or mixed, reflected in the Company's consolidated financial statements for the period ended June 30, 2000 as being owned by Company and the Company Subsidiaries as of the date thereof, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such financial statements, (ii) liens disclosed in the notes to such financial statements and
(iii) liens arising in the ordinary course of business after the date of such financial statements. All buildings, and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis, held under leases or sub-leases by Company or any Company Subsidiary are held under valid instruments enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity). Substantially all of Company's and the Company Subsidiaries' equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted.

         SECTION 4.18 Affiliates. Schedule 4.18 of the Company Disclosure Schedule sets forth the names and addresses of each Person who is, in Company's reasonable judgment, an affiliate (as such term is used in Rule 145 under the Securities Act or under applicable SEC accounting releases with respect to pooling of interests accounting treatment) of Company.

         SECTION 4.19 Opinion of Financial Advisor. Salomon Smith Barney ("COMPANY FINANCIAL ADVISOR") has delivered to the board of directors of Company its opinion to the effect that the Exchange Ratio to be received by the holders of shares of Company Common Stock is fair to such holders from a financial point of view.

         SECTION 4.20 Brokers. No broker, finder or investment banker (other than Company Financial Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Company.

         SECTION 4.21 Certain Business Practices. Neither Company nor any Company Subsidiary nor any directors, officers, agents or employees of Company or any Company Subsidiary (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

         SECTION 4.22 Business Activity Restriction. Subject to territorial limitations contained in any license or distribution agreements, Company has not entered into any agreement under which Company is restricted, in any material respect, from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time that the relevant licensing agreement is in effect or in any segment of the market or line of business.

         SECTION 4.23 Affiliate Transactions. Except as set forth on Schedule
4.23 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to any agreement with or has any material interest in any property (whether real or personal, tangible or intangible) of any of its affiliates, shareholders, employees, officers, or directors or any entities affiliated with any such persons or any family members of any such persons, nor are there any agreements or understandings for the provision, directly or indirectly, of material services by and between the Company and any Company Subsidiary, on the one hand, and any of its affiliates, shareholders, employees, associates, officers, directors or any entities affiliated with any such persons or any family members of any such persons (other than inter-company arrangements between the Company and Company Subsidiaries and among Company Subsidiaries and services provided in their capacity as employees, officers and directors).

         SECTION 4.24 Key Customers and Vendors. Set forth on Schedule 4.24 of the Company Disclosure Schedule is a list of Company's top ten customers in terms of revenues for 1999 and Company's top four software vendor relationships in terms of fees or royalties paid in 1999.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

         Each of Parent and Merger Sub hereby represents and warrants to Company, subject to the exceptions specifically disclosed in the Parent Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this Article V, that:

         SECTION 5.01 Organization and Qualification; Subsidiaries.

         (a) Parent and each directly and indirectly owned Subsidiary of Parent (the "PARENT SUBSIDIARIES"), including Merger Sub, has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Parent and each Parent Subsidiary, including Merger Sub, is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         (b) Schedule 5.01 of the Parent Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of each Parent Subsidiary, together with the jurisdiction of incorporation or organization of each Parent Subsidiary and the percentage of each Parent Subsidiary's outstanding capital stock or other equity interests owned by Parent or another Parent Subsidiary. Except as set forth in Schedule 5.01 of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary owns, directly or indirectly, an equity interest in any partnership or joint venture arrangement or other business entity that is material to the business, assets, liabilities, financial condition or results of operations of Parent and the Parent Subsidiaries, taken as a whole or that exceeds 10% of the equity of such equity.

         SECTION 5.02 Articles of Association and Bylaws; Records. The copies of each of Parent's and Merger Sub's Articles of Association or Certificate of Incorporation, as the case may be, and bylaws or comparable charter documents previously provided to Company by Parent are true, complete and correct copies thereof. Such Articles of Association or Certificate of Incorporation, as the case may be, and bylaws or comparable charter documents are in full force and effect. Parent is not in violation of any of the provisions of its certificate of incorporation, bylaws or comparable charter documents.

         Each Parent Subsidiary has properly filed all reports, resolutions and other documents that are required under applicable law to be filed with or delivered to Governmental Entity, except where the failure to file or deliver such reports, resolutions and other documents would not have a Parent Material Adverse Effect.

         SECTION 5.03 Capitalization.

         (a) The authorized capital stock of Parent consists of 40,000,000 Parent Common Shares, 5,000,000 shares of preferred stock ("PARENT PREFERRED SHARES") and 100,000 shares of 10% cumulative convertible preferred shares ("PARENT 10% PREFERRED - SERIES A Shares"). As of August 31, 2000 (i) 22,913,194 Parent Common Shares were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) 213,000 Parent Common Shares are held in the treasury of Parent, (iii) no Parent Common Shares are held by the Parent Subsidiaries, (iv) 5,322,325 Parent Common Shares were reserved for future issuance pursuant to outstanding options ("PARENT STOCK OPTIONS"), (v) 608,370 Parent Common Shares were reserved for issuance pursuant to outstanding Parent Warrants (vi) 216,563 were reserved for issuance upon conversion of Parent's 5% Subordinated Convertible Notes due 2003 (the "PARENT NOTES"), and (vii) no Parent Preferred Shares or Parent 10% Preferred - Series A Shares are issued and outstanding. Between August 31, 2000 and the date of this Agreement, Parent has not issued any Parent Stock Options, Parent Common Shares, Parent Preferred Shares or any other securities, other than Parent Common Shares issued upon exercise of Parent Stock Options which were outstanding as of August 31, 2000. Except for the Parent Warrants, Parent Notes and Parent Common Shares issuable pursuant to the Parent Stock Plan, and except as set forth on Schedule 5.03(a) of the Parent Disclosure Schedule, there are no options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character to which Parent is a party or by which Parent is bound relating to the issued or unissued capital stock of Parent or any Parent Subsidiary or obligating Parent or any Parent Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Parent or any Parent Subsidiary or securities convertible into or exchangeable for such shares or equity interests. All Parent Common Shares subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All outstanding



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Parent Common Shares have been issued in accordance with applicable securities laws or valid exemptions therefrom. There are no outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any Parent Common Shares or Parent Stock Options, or any capital stock or options to purchase capital stock of any Parent Subsidiary, except as set forth on Schedule 5.03(a) of the Parent Disclosure Schedule. Each outstanding share of capital stock of each Parent Subsidiary is duly authorized, validly issued, fully paid and nonassessable and all of which were issued in accordance with applicable securities laws or valid exemptions therefrom, and each such share owned by Parent or another Parent Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's or such other Parent Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. Except as set forth on Schedule 5.03(a) of the Parent Disclosure Schedule, all outstanding shares of capital stock of each Parent Subsidiary is owned, directly or indirectly, by Parent. There are no significant outstanding contractual obligations of Parent or any Parent Subsidiary to provide funds to, or make any significant investment (in the form of a loan, capital contribution or otherwise) in, any Parent Subsidiary or any other Person. In addition, there are no agreements or trusts or other agreements or understandings to which Parent or any Parent Subsidiary is a party with respect to the voting or disposition of Parent Common Shares and Parent is not aware of any such agreement among its shareholders other than the Parent Voting Agreement and the agreements set forth on Schedule 5.03(a) of the Parent Disclosure Schedule. All such agreements relating to Parent Common Shares shall have been terminated effective as of the Effective Time. Except as set forth on Schedule 5.03(a) of the Parent Disclosure Schedule, there are no agreements, undertakings or arrangements granting any person the right to require Parent or any Parent Subsidiary to register or to allow such person to participate in any registration of any securities of Parent or any Parent Subsidiary.

         (b) All of the Parent Common Shares to be issued (i) in connection with the Merger, when issued in accordance with this Agreement, and (ii) upon the conversion of any Company Stock Option or Company Warrant into an option or warrant, as the case may be, to purchase Parent Common Shares in accordance with
Section 3.05, when issued upon exercise thereof following the Effective Time, will be validly issued, fully paid and nonassessable and will not be subject to preemptive rights or similar contractual rights granted by Parent.

         SECTION 5.04 Authority Relative to This Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than the consent of Parent as sole stockholder of Merger Sub and the approval of the Share Issuance (as defined in Section 7.01) by the requisite vote of stockholders of Parent at the Parent Stockholders' Meeting (as defined in Section 7.01), the Domestication (as defined in Section 7.01) and the filing and recordation of the Certificate of Merger as required by Delaware Law). This Agreement has been duly executed and delivered by each of Parent and Merger Sub, and, assuming the due



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



authorization, execution and delivery by Company, each such agreement constitutes a legal, valid and binding obligation of Parent and/or Merger Sub, as the case may be, enforceable against Parent and Merger Sub in accordance with its terms, except to the extent that enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

         SECTION 5.05 No Conflict; Required Filings and Consents.

         (a) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance by Parent and Merger Sub of their obligations hereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the Articles of Association or bylaws of Parent or any equivalent organizational documents of any Parent Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 5.05(b) have been obtained and all filings and notifications described in Section 5.05(b) have been made, conflict with or violate any Law applicable to Parent or any other Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or (iii) result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or any Parent Subsidiary pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except in the case of (ii) and (iii) above as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect or a material adverse effect on Parent's ability to consummate the transactions contemplated hereby.

         (b) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance by Parent and Merger Sub of their obligations hereunder, and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by Parent with or notification by Parent to, any Governmental Entity, except pursuant to applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the rules and regulations of the NNM, the premerger notification requirements of the HSR Act, if any, the requirements of the Israel Restrictive Trade Practices, 1988, if any, filings under other competition or foreign antitrust laws, if any, filings pursuant to the rules and regulations of the NNM pertaining to the listing of Parent Common Shares, the consent of the Office of the Chief Scientist of the Israeli Ministry of Industry and Trade, filings and/or approvals under Netherlands Antilles laws in connection with the seat transfer, filings of documents as may be required under Delaware Law to effect the Domestication (as defined in Section 7.01(a)) and the change in Parent's name, and the filing and recordation of the Certificate of Merger as required by Delaware Law.

         SECTION 5.06 Permits; Compliance with Laws. Parent and the Parent Subsidiaries are in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, approvals and orders of any Governmental Entity necessary for Parent or any Parent Subsidiary to own, lease and operate its properties and assets or otherwise to carry on its business as it is now being conducted, other than those, the failure of which to possess, could not reasonably be expected to have, individually, or in the aggregate, a Parent Material Adverse Effect (collectively, the "PARENT PERMITS"), and, as of the date of this Agreement, none of the Parent Permits has been suspended or cancelled nor is any such suspension or cancellation pending or, to the Knowledge of Parent, threatened in writing which could reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor any Parent Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected, except for such conflicts, defaults or violations which could not reasonably be expected to have a Parent Material Adverse Effect, or
(ii) any Parent Permits, except for such conflicts, defaults or violations that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Schedule 5.06 of the Parent Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, to the Knowledge of Parent, investigations or surveys pending or, to the Knowledge of Parent, threatened in writing against Parent or any Parent Subsidiary that could reasonably be expected to result in the suspension or cancellation of any material Parent Permit. Since January 1, 2000, neither Parent nor any Parent Subsidiary has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Law, except for any such notice with respect to possible conflicts, defaults, or violations which could not reasonably be expected to have a Parent Material Adverse Effect.

         SECTION 5.07 Absence of Certain Changes or Events.

         (a) Except as otherwise set forth on Schedule 5.07 of the Parent Disclosure Schedule, since June 30, 2000 and prior to the date hereof, there has not been (i) any event that could reasonably be expected to prevent or materially delay the performance of Parent's obligations pursuant to this Agreement and the consummation of the Merger by Parent, (ii) any material change by Parent in its accounting methods, principles or practices, (iii) any declaration, setting aside or payment of any dividend or distribution in respect of the Parent Common Shares or any redemption, purchase or other acquisition of any of Parent's securities, (iv) except in the ordinary course of business consistent with past practice, any increase in the compensation or benefits or establishment of any new bonus, insurance, severance, change in control, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of Parent or any Parent Subsidiary, (v) any issuance or sale of any stock, notes, bonds or other securities other than pursuant to the exercise of outstanding securities, or entering into any agreement with respect thereto, (vi) any amendment to the Parent's Articles of Association, bylaws or comparable charter documents, (vii) other than in the ordinary course of business, any (x) purchase, sale, assignment or transfer of any material assets (it being understood that the purchase of a business or of any equity or other ownership interest in any entity shall not be deemed to occur in the ordinary course of business), (y) mortgage, pledge or the institution of any lien, encumbrance or charge on any material assets or properties, tangible or intangible, except for liens for Taxes not yet delinquent and such other liens, encumbrances or charges which do not, individually or in the aggregate, have a Parent Material Adverse Effect, or
(z) waiver of any rights of material value or



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


cancellation or any material debts or claims, or (viii) any entering into any transaction of a material nature other than in the ordinary course of business, consistent with past practices.

         (b) Except as otherwise set forth on Schedule 5.07 of the Parent Disclosure Schedule, since June 30, 2000, Parent and the Parent Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice and, since such date, there has not been (i) any Parent Material Adverse Effect, (ii) any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Parent or any Parent Subsidiary, (iii) any incurrence of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business, consistent with past practice, or (iv) any impairment, modification or event, or notice of any pending or threatened impairment, modification or event which could be reasonably expected to result in a loss, impairment, or diminution in value on a going forward basis of Parent's contractual and business relationships with any of the customers, vendors and suppliers, whose names are set forth on Schedule 5.07(b) of the Parent Disclosure Schedule, other than any impairment modification or event which could not reasonably be expected to result in a loss of Parent's relationship with such customer, vendor or supplier or a loss of a material amount of business or a material change in profit margins with respect to such customer, vendor or supplier.

         SECTION 5.08 SEC Filings; Financial Statements.

         (a) Parent has filed all forms, reports, statements and documents required to be filed by it (A) with the SEC and the NNM since March 2, 1998 (collectively, together with any such forms, reports, statements and documents Parent may file subsequent to the date hereof until the Closing, the "PARENT REPORTS") and (B) with any other Governmental Entities. Each Parent Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act or the NNM, as the case may be, and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each form, report, statement and document referred to in clause (B) of this paragraph was prepared in all material respects in accordance with the requirements of applicable Law. No Parent Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the NNM, any other stock exchange or any other comparable Governmental Entity.

         (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent Reports was, and, in the case of reports filed after the date hereof (the "SUBSEQUENT REPORTS") will be, prepared in accordance with U.S. GAAP (except, in the case of unaudited financial statements, for the absence of footnotes and subject to normal year end adjustments, which adjustments are not material) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented, and in the case of Subsequent Reports, will present, fairly and accurately the consolidated financial position of Parent and the Parent Subsidiaries as at the respective dates thereof, and their consolidated results of operations, stockholders' equity and cash flows for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments).

         (c) Except as and to the extent set forth or reserved against on the consolidated balance sheet of Parent and the Parent Subsidiaries as of June 30, 2000 as reported in the Parent Reports, neither Parent nor any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for (i) liabilities or obligations which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, or (ii) liabilities or obligations which were incurred in the ordinary course of business consistent with past practice since June 30, 2000.

         SECTION 5.09 Employee Benefit Plans; Labor Matters.

         (a) The term "Parent Benefit Plans" means all employee benefit and compensation plans, programs, policies, arrangements and contracts (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA) covering current or former employees or current or former directors of Parent or any Parent Subsidiary and which are maintained, sponsored or contributed to, or required to be contributed to, by Parent or any Parent Subsidiary or to which Parent or any Parent Subsidiary is a party. Parent has delivered or made available to Company upon request a true, complete and correct copy of (i) each material Parent Benefit Plan and the most recent summary plan description related to such Parent Benefit Plan, if a summary plan description is required therefor, (ii) each trust agreement or other funding arrangement relating to such material Parent Benefit Plan, (iii) the most recent annual report (Form 5500) filed with the IRS with respect to such material Parent Benefit Plan, (iv) the most recent actuarial report or financial statement relating to such material Parent Benefit Plan and (v) the most recent determination letter issued by the IRS with respect to such material Parent Benefit Plan, if intended to be qualified under Section 401(a) of the Code. Neither Parent nor any Parent Affiliate has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any Parent Benefit Plan, other than with respect to a modification, change or termination required by ERISA, the Code or applicable local Law.

         (b) Each Parent Benefit Plan has been administered in all material respects in accordance with its terms and all applicable laws, including, without limitation, ERISA and the Code, if applicable, and all contributions required to be made under the terms of any of the Parent Benefit Plans have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Parent Reports. With respect to the Parent Benefit Plans, no event has occurred and, to the Knowledge of Parent, there exists no condition or set of circumstances in connection with which Parent or any Parent ERISA Affiliate could be subject to any material liability (other than for routine claims for benefits) under the terms of such Parent Benefit Plans, ERISA, the Code or any other applicable Law.

         (c) Parent hereby represents that: (i) each Parent Benefit Plan which is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received or is currently awaiting receipt of a favorable determination letter from the IRS as to its qualified status under the Code, and each trust established in connection with any Parent which is intended to be exempt from United States federal income taxation under Section 501(a) of the

Code has received a determination letter from the IRS that it is so exempt, and to the Knowledge of Parent no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Parent Benefit Plan or the exempt status of any such trust; (ii) there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Parent Benefit Plan which could result in a material liability to Parent; (iii) each Parent Benefit Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms. No suit, administrative proceeding, action or other litigation has been brought (other than routine benefit claims), or to the Knowledge of Parent is threatened in writing, against or with respect to any such Parent Benefit Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor or any comparable Governmental Entity.

         (d) No Parent Benefit Plan or employee benefit plan maintained by any trade or business (whether or not incorporated) treated as a single employer with Parent (a "PARENT ERISA AFFILIATE") under section 4.14(a), (b), (m) or (o) of the Code is a multiemployer pension plan (as defined in Section 3(37) of ERISA) or other pension plan subject to Title IV of ERISA or Part 3 of Title I of ERISA or Section 412 of the Code, and neither the Parent nor any Parent ERISA Affiliate has sponsored or contributed to or been required to contribute to a multiemployer pension plan or other pension plan subject to Title IV of ERISA. No material liability under Title IV of ERISA has been incurred by Parent or any Parent ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Parent or any Parent ERISA Affiliate of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder. None of the assets of Parent or any Parent ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under ERISA or Section 412(n) of the Code.

         (e) Parent has scheduled on Schedule 5.09(e) of the Parent Disclosure Schedule and has delivered to Company true, complete and correct copies of (i) all employment agreements with the ten (10) most highly-compensated employees of Parent, and with the Chief Executive Officer of each Parent Subsidiary and (ii) all material severance plans, agreements, programs and policies of Parent and each Parent Subsidiary with or relating to their respective employees, directors or consultants. Except as set forth in Schedule 5.09(e) of the Parent Disclosure Schedule, which discloses the Parent's estimate of excess parachute payments based on assumptions described therein, no payment or benefit which will be made by Parent or any Parent Subsidiary under any Parent Benefit Plan or other arrangement will constitute an excess parachute payment under Code Section 280G(b)(1), and the consummation of the transactions contemplated by this Agreement will not individually or in conjunction with any other possible event (including termination of employment) (i) entitle any current or former employee or other service provider of Parent or any Parent Subsidiary to severance benefits or any other payment, compensation or benefit (including forgiveness of indebtedness), except as expressly provided by this Agreement, or (ii) accelerate the time of payment or vesting, increase the amount of compensation or benefit due any such employee or service provider, or trigger any other material liability of Parent pursuant to any Parent Benefit Plan. Except as set forth on Schedule 5.09(e) to Parent Disclosure Schedule, the transactions contemplated by this Agreement will not result in the accelerated vesting of Parent Stock Options or Parent Warrants.

         (f) Neither Parent nor any Parent Subsidiary is a party to any collective bargaining or other labor union contract applicable to Persons employed by Parent or any Parent Subsidiary and no collective bargaining agreement is being negotiated by Parent or any Parent Subsidiary. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Parent or any Parent Subsidiary pending or, to the Knowledge of Parent, threatened in writing which may interfere with the respective business activities of Parent or any Parent Subsidiary. As of the date of this Agreement, to the Knowledge of Parent, none of Parent, any Parent Subsidiary, or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Parent or any Parent Subsidiary, and there is no charge or complaint against Parent or any Parent Subsidiary by the National Labor Relations Board or any comparable Governmental Entity or works council pending or threatened in writing.

         (g) Except as required by Law, no Parent Benefit Plan provides retiree or post-employment medical, disability or life insurance benefits to any Person.

         (h) With respect to each Parent Benefit Plan that is not subject to United States law (each, a "PARENT FOREIGN BENEFIT PLAN");

               (i) all employer and employee contributions to each Parent Foreign Benefit Plan required by law or by the terms of such Parent Foreign Benefit Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices;

               (ii) the fair market value of the assets of each funded Parent Foreign Benefit Plan, the liability of each insurer for any Parent Foreign Benefit Plan funded through insurance or the book reserve established for any Parent Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Effective Time, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Parent Foreign Benefit Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and

               (iii) each Parent Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

         SECTION 5.10 Pooling; Certain Tax Matters. Neither Parent nor, to the Knowledge of Parent, any of its Affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that could reasonably be expected to prevent (a) the Merger from being treated for accounting purposes as a "pooling of interests" in accordance with U.S. GAAP and the accounting standards of the SEC or (b) the Merger from constituting a "reorganization" under Section 368 of the Code. Parent is not aware of any agreement or plan to which Parent or any of its Affiliates is a party or other circumstances relating to Parent or any of its Affiliates that could reasonably be expected to prevent the Merger from being so treated as a "pooling of interests" or from so qualifying as a reorganization under Section 368 of the Code.



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



         SECTION 5.11 Contracts.

         (a) Except for the contracts and agreements described in Schedule 5.11 of the Parent Disclosure Schedule (collectively, the "PARENT MATERIAL CONTRACTS"), neither Parent nor the Parent Subsidiaries is a party to or bound by the following contracts (which for purposes of this Agreement shall be deemed Parent Material Contracts):

               (i) any distribution or software manufacturer's representative contract that represents ten percent (10%) or more of Parent's combined annual revenues;

               (ii) any contract for the provision of software, outsourcing or consulting services or computer hardware, including contracts billed on time plus materials and fixed-price contracts involving in the case of any such contact more than $3,000,000 per annum;

               (iii) any contract related to the provision of services to early-stage entities in consideration for, among other things, equity interests in such entities, along with any subscription or agreements with respect to investments in such entities and instruments or securities evidencing such equity interests, including any warrants or options;

               (iv) any hedging arrangements, including any puts or call options;

               (v) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with US GAAP;

               (vi) any contract for capital expenditures in excess of $3,000,000 in the aggregate;

               (vii) any contract limiting in any material respects the freedom of the Parent or any Parent Subsidiary to engage in any line of business or to compete with any other Person;

               (viii) any contract pursuant to which the Parent or any Parent Subsidiary is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property involving in the case of any such contract more than $3,000,000 in any calendar year;

               (ix) any contract with any Person (other than the Parent or any Parent Subsidiary) with whom the Parent or any Parent Subsidiary does not deal at arm's length within the meaning of the Code;

               (x) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person; or

               (xi) any agreement relating to the acquisition of a business for aggregate consideration in excess of $1,000,000 entered into in the last three years.

         (b) Parent and each Parent Subsidiary has performed all of the material obligations required to be performed by it and is entitled to all benefits under, and to the Knowledge of Parent, is not alleged to be in default in respect of any Parent Material Contract. Each of the Parent Material Contracts is in full force and effect, unamended, and there exists no default or event of default or event, occurrence, condition or act, with respect to Parent or any Parent Subsidiary or to the Knowledge of Parent with respect to the other contracting party, which, with the giving of notice, the lapse of the time or the happening of any other event or conditions, would become a default or event of default under any Parent Material Contract. True, correct and complete copies of all Parent Material Contracts have been delivered or made available to Company.

         SECTION 5.12 Litigation. There is no suit, claim, action, proceeding or, to the Knowledge of Parent, investigation pending or, to the Knowledge of Parent, threatened against Parent or any Parent Subsidiary that could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or materially interfere with Parent's ability to consummate the transactions contemplated herein, including, without limitation, any pending or threatened class action suit. Neither Parent nor any Parent Subsidiary is subject to any outstanding order, writ, injunction or decree which could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or materially interfere with Parent's ability to consummate the transactions contemplated herein.

         SECTION 5.13 Environmental Matters. Except as could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) Parent and the Parent Subsidiaries are in compliance with all applicable Environmental Laws and all Parent Permits required by Environmental Laws; (ii) all past noncompliance of Parent or any Parent Subsidiary with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability; and (iii) neither Parent nor any Parent Subsidiary nor to the Knowledge of Parent has any other Person released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by Parent or any Parent Subsidiary, in violation of or under circumstances that could result in liability under any Environmental Law.

         SECTION 5.14 Intellectual Property.

         (a) Except as provided in Schedule 5.14(a) of the Parent Disclosure Schedule, the Parent Intellectual Property is: (i) owned solely and exclusively by Parent or a Parent Subsidiary, free and clear of any and all mortgages, pledges, liens, security interests, conditional sale agreements or encumbrances, of any kind; or (ii) rightfully used or otherwise enjoyed by Parent or its Subsidiaries pursuant to one or more license agreements, each of which such license agreements are, to the Knowledge of Parent and each Parent Subsidiary, valid and enforceable.

         (b) Except as would not have a Parent Material Adverse Effect, all intellectual property registrations included in the Parent Intellectual Property have been duly maintained, are in full force and effect and have not been cancelled, expired (except in accordance with the terms of any such registration) or abandoned.

         (c) No action is currently pending which asserts that Parent or any Parent Subsidiary is infringing, misappropriating, diluting or otherwise violating any Intellectual Property of any Person. Neither Parent nor any Parent Subsidiary has received written notice from any Person within the past twelve
(12) months asserting that Parent or any Parent Subsidiary is infringing, misappropriating, diluting or otherwise violating any Intellectual Property of any such Person. No action is currently pending which asserts that any Person is infringing, misappropriating, diluting or otherwise violating any Parent Intellectual Property. Neither Parent nor any Parent Subsidiary has asserted any claim of infringement, misappropriation, dilution or other violation against any Person within the past twelve (12) months. To the actual knowledge of Parent, neither Parent nor any Parent Subsidiary is, in any material respect, infringing, misappropriating, diluting or otherwise violating any Intellectual Property of any Person.

         (d) No action is currently pending, or to the Knowledge of Parent threatened, which asserts a challenge to the validity, use or enforceability of any Parent Intellectual Property.

         (e) To the Knowledge of Company, all material License Agreements to which Parent or any Parent Subsidiary is a party or otherwise bound are valid and binding obligations of Parent or Parent Subsidiaries, enforceable in accordance with their terms, and there exists no event or condition which will result in a violation or breach of, or constitute a default by Parent or Parent Subsidiaries or, to the Knowledge of Parent, the other party thereto, under any such material License Agreement.

         (f) Parent and each of the Parent Subsidiaries takes reasonable measures to protect the confidentiality of trade secrets. To the knowledge of Parent, no trade secret of Parent or any Parent Subsidiaries has been disclosed or authorized to be disclosed to any Person other than pursuant to a written nondisclosure agreement that provides commercially reasonable protections for Parent and the applicable Parent Subsidiaries' proprietary interests in and to such trade secrets.

         (g) Except as would not have a Parent Material Adverse Effect or as provided in Schedule 5.14(g) of the Parent Disclosure Schedule, the consummation of the transactions contemplated hereby will not result in the loss or impairment of the Parent's or any Parent Subsidiaries' rights to own, use, or to bring any action for the infringement of, any of the Parent Intellectual Property, nor will such consummation require the consent of any Person in respect of any Parent Intellectual Property.

         (h) Except as would not have a Parent Material Adverse Effect, all software programs that are utilized in the current business of Parent or a Parent Subsidiary are Year 2000 Compliant.

         SECTION 5.15 Taxes.

         (a) Parent and each of the Parent Subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Parent or any Parent Subsidiary is or has been a member, have properly completed and timely filed all Tax Returns required to be filed by them and have paid all Taxes required to be shown as due thereon. Parent has provided adequate accruals in accordance with generally accepted accounting principles in its June 30, 2000 balance sheet contained in the Parent Reports (the "PARENT JUNE 2000 BALANCE SHEET") for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. Parent and the Parent Subsidiaries have no material liability for unpaid Taxes accruing after June 30, 2000 except for Taxes incurred in the ordinary course of business subsequent to June 30, 2000.

         (b) There is (i) no material claim for Taxes that is a lien against the property of Parent or any Parent Subsidiary or is being asserted against Parent or any Parent Subsidiary other than liens for Taxes not yet due and payable,
(ii) no audit of any Tax Return of Parent or any Parent Subsidiary being conducted by a Taxing Authority; and (iii) no extension of the statute of limitations on the assessment of any Taxes granted by Parent or any Parent Subsidiary and currently in effect.

         (c) There has been no prior change in ownership of Parent or any Parent Subsidiary that has caused the utilization of any losses of such entities to be limited pursuant to Section 382 of the Code, and any loss carryovers reflected on the Parent June 2000 Balance Sheet are properly computed and reflected.

         (d) Parent and the Parent Subsidiaries have not been and will not be required to include any material adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

         (e) Neither Parent nor any Parent Subsidiary has filed or will file any consent to have the provisions of Section 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to Parent or any Parent Subsidiary.

         (f) Neither Parent nor any Parent Subsidiary is a party to any Tax sharing or Tax allocation agreement nor does Parent or any Parent Subsidiary have any liability or potential liability to another party under any such agreement.

         (g) Neither Parent nor any Parent Subsidiary has filed any disclosures under Section 6662 or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return.

         (h) Neither Parent nor any Parent Subsidiary has ever been a member of a consolidated, combined or unitary group of which Parent was not the ultimate parent corporation.

         (i) Parent and each Parent Subsidiary has in its possession receipts for any Taxes paid to any non-U.S. Taxing Authority. Neither Parent nor any Parent Subsidiary has ever been a "personal holding Parent" within the meaning of Section 542 of the Code or a "United States real property holding corporation" within the meaning of Section 897 of the Code.

         SECTION 5.16 Insurance. Parent and each Parent Subsidiary is presently insured, and during each of the past three (3) calendar years has been insured, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured, including professional liability insurance. The policies of fire, theft, liability, professional liability and other insurance maintained with respect to the assets or businesses of Parent and Parent Subsidiaries provide, in the good faith judgment of the Parent's management, reasonably adequate coverage against loss. Parent has heretofore furnished to Company a complete and correct list as of the date hereof of all insurance policies maintained by Parent or the Parent Subsidiaries, and has made available to Company complete and correct copies of all such policies, together with all riders and amendments thereto. All such policies are in full force and effect and all premiums due thereon have been paid to the date hereof. Parent and the Parent Subsidiaries have complied in all material respects with the terms of such policies.

         SECTION 5.17 Properties. Parent and the Parent Subsidiaries have good and valid title, free and clear of all Encumbrances, except for Permitted Encumbrances, to all their material properties and assets, whether tangible or intangible, real, personal or mixed, reflected in the Parent's consolidated financial statements contained in the Parent's submission to the SEC on Form 6-K for the period ended June 30, 2000 as being owned by Parent and the Parent Subsidiaries as of the date thereof, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such financial statements, (ii) liens disclosed in the notes to such financial statements and (iii) liens arising in the ordinary course of business after the date of such financial statements. All buildings, and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis, held under leases or sub-leases by Parent or any Parent Subsidiary are held under valid instruments enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity). Substantially all of Parent's and the Parent Subsidiaries' equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted.

         SECTION 5.18 Affiliates. Schedule 5.18 of the Parent Disclosure Schedule sets forth the names and addresses of each Person who is, in Parent's reasonable judgment, an affiliate (as such term is used in rule 145 under the Securities Act or under applicable SEC accounting releases with respect to pooling of interests accounting treatment) of Parent.

         SECTION 5.19 Brokers. No broker, finder or investment banker (other than Lehman Brothers ("PARENT FINANCIAL ADVISOR")) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent.

         SECTION 5.20 Business Activity Restriction. Parent has not entered into any agreement under which Parent is restricted from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business.

         SECTION 5.21 Opinion of Financial Advisor. The Parent Financial Advisor has delivered to the board of directors of Parent its opinion to the effect that the Exchange Ratio is fair to Parent from a financial point of view.

         SECTION 5.22 Certain Business Practices. Neither Parent nor any Parent Subsidiary nor any directors, officers, agents or employees of Parent or any Parent Subsidiary (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

         SECTION 5.23 No Prior Activities. Except for liabilities incurred in connection with its incorporation or organization, and consummation of this Agreement and the transactions contemplated hereby, Merger Sub has not incurred any liabilities, and has not engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person or entity. Merger Sub is a wholly owned Subsidiary of Parent.

         SECTION 5.24 Affiliate Transactions. Except as set forth on Schedule
5.24 of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary is a party to any agreement with or has any interest in any material property (whether real or personal, tangible or intangible) of any of its affiliates, shareholders, employees, officers, or directors or any entities affiliated with any such persons or any family members of any such persons, nor are there any agreements or understandings for the provision, directly or indirectly, of material services by and between Parent and any Parent Subsidiary, on the one hand, and any of its affiliates, shareholders, employees, associates, officers, directors or any entities affiliated with any such persons or any family members of any such persons (other than inter-company arrangements between the Parent and Parent Subsidiaries and among Parent Subsidiaries and services provided in their capacity as employees, officers and directors).



                                   ARTICLE VI

                                    COVENANTS

         SECTION 6.01 Conduct of Company Pending the Closing. Company agrees that, between the date of this Agreement and the Effective Time, unless otherwise set forth on Schedule 6.01 of the Company Disclosure Schedule or Parent shall otherwise agree in writing, (x) the respective businesses of Company and the Company Subsidiaries shall be conducted only in, and Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (y) Company shall use its reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of Company and the Company Subsidiaries and to preserve the current relationships of Company and the Company Subsidiaries with such of the corporate partners, customers, suppliers and other Persons with which Company or any Company Subsidiary has significant business relations in order to preserve substantially intact its business organization. Without limitation, neither Company nor any Company Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent, which consent shall not be unreasonably withheld:

               (a) amend or otherwise change its Certificate of Incorporation or bylaws or equivalent organizational documents;

               (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of,
         (i) any shares of capital stock of Company or any Company Subsidiary of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Company or any Company Subsidiary, other than the issuance of shares of Company Common Stock pursuant to the exercise of stock options, warrants or convertible securities therefor outstanding as of the date hereof or expressly permitted by this Agreement, or grants of Company Stock Options to purchase up to an aggregate of 200,000 shares of Company Common Stock with an exercise price equal to or greater than fair market value at the time of such grant (which shall be determined with reference to the fair market value of Parent Shares which such options will be entitled to receive upon exercise), or (ii) any material property or assets of Company or any Company Subsidiary except (A) transactions pursuant to existing contracts and (B) dispositions, leases or licenses of inventory in the ordinary course of business consistent with past practice;

               (c) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or Person or any division thereof, other than the purchase of assets in the ordinary course of business consistent with past practice (it being understood that the purchase of a business or of any equity or other ownership interest in any entity shall not be deemed to occur in the ordinary course of business); (ii) incur any indebtedness for borrowed money (other than indebtedness with respect to working capital in amounts consistent with past practice) or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person (other than a Company Subsidiary) for borrowed money or make any loans or advances material to the business, assets, liabilities, financial condition or results of operations of Company and the Company Subsidiaries, taken as a whole;
         (iii) terminate,
         cancel or request any material change in, or agree to any material change in, any Company Material Contract other than in the ordinary course of business consistent with past practice; (iv) waive any rights of material value or cancel any material debts or claims; (v) make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice that have been budgeted for fiscal year 2000 and disclosed in writing to Parent and that are not, in the aggregate, in excess of $500,000 for Company and the Company Subsidiaries taken as a whole; or (vi) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 6.01(c);

               (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that any Company Subsidiary may pay dividends or make other distributions to Company or any other Company Subsidiary;

               (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

               (f) amend or change the period (or permit any acceleration, amendment or change) of exercisability of options granted under the Company Stock Plan or authorize cash payments in exchange for any Company Stock Options granted under any of such plans;

               (g) amend the terms of, repurchase, redeem or otherwise acquire, or permit any Company Subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of any Company Subsidiary, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

               (h) increase the compensation payable or to become payable to its directors, officers, consultants or employees, grant any rights to severance or termination pay to, or enter into any employment, severance or other agreement which provides benefits upon a change in control of Company that would be triggered by the Merger with, any director, officer, consultant or other employee of Company or any Company Subsidiary who is not currently entitled to such benefits from the Merger, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance, change in control or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee of Company or any Company Subsidiary, except to the extent required by applicable Law or the terms of a collective bargaining agreement, or enter into or amend any contract, agreement, commitment or arrangement between Company or any Company Subsidiary and any of Company's directors, officers, consultants or employees, except as may be required by Law or for increases in compensation paid to Persons who are not directors or officers of Company in the ordinary course of business consistent with past practice;

               (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of claims, liabilities or obligations (A) in the ordinary course of business and consistent with past practice or (B) claims, liabilities or obligations reflected on the June 2000 Balance Sheet or (C) as otherwise set forth on Schedule 6.01 of the Company Disclosure Schedule;

               (j) except as required by any Governmental Entity, make any material change with respect to Company's accounting policies, principles, methods or procedures, including, without limitation, revenue recognition policies, other than as required by U.S. GAAP;

               (k) make any material Tax election or settle or compromise any material Tax liability;

               (l) enter into any transaction of a material nature other that in the ordinary course of business, consistent with past practice; or

               (m) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of Company contained in this Agreement untrue or incorrect or prevent Company from performing or cause Company not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

         SECTION 6.02 Conduct of Parent and Merger Sub Pending the Closing. Each of Parent and Merger Sub agrees that, between the date of this Agreement and the Effective Time, unless otherwise set forth on Schedule 6.02 of the Parent Disclosure Schedule or Company shall otherwise agree in writing, (x) the respective businesses of Parent and the Parent Subsidiaries shall be conducted only in, and Parent and the Parent Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (y) Parent shall use its reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of Parent and the Parent Subsidiaries and to preserve the current relationships of Parent and the Parent Subsidiaries with such of the corporate partners, customers, suppliers and other Persons with which Parent or any Parent Subsidiary has significant business relations in order to preserve substantially intact its business organization. Without limitation, neither Parent nor any Parent Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Company which consent shall not be unreasonably withheld:

         (a) amend or otherwise change its Articles of Association or bylaws or equivalent organizational documents (other than as required under the Agreement);

         (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of, (i) any shares of capital stock of Parent or any Parent Subsidiary of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Parent or any Parent Subsidiary, other than the issuance of Parent Common Shares pursuant to the exercise of stock options, warrants or convertible securities therefor outstanding as of the date hereof or expressly permitted by this Agreement, or grants of Parent Stock Options to purchase up to an aggregate of 400,000 Parent Common Shares with an exercise price equal to or greater than fair market value at the time of such grant or
(ii) any material property or assets of Parent or any Parent Subsidiary except
(A) transactions pursuant to existing contracts and (B) dispositions, leases or licenses of inventory in the ordinary course of business consistent with past practice;

         (c) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or Person or any division thereof, other than the purchase of assets in the ordinary course of business consistent with past practice (it being understood that the purchase of a business or of any equity or other ownership interest in any entity shall not be deemed to occur in the ordinary course of business); (ii) incur any indebtedness for borrowed money (other than indebtedness with respect to working capital in amounts consistent with past practice) or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person (other than a Parent Subsidiary) for borrowed money or make any loans or advances material to the business, assets, liabilities, financial condition or results of operations of Parent and the Parent Subsidiaries, taken as a whole; (iii) terminate, cancel or request any material change in, or agree to any material change in, any Parent Material Contract other than in the ordinary course of business consistent with past practice; (iv) waive any rights of material value or cancel any material debts or claims; (v) make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice that have been budgeted for fiscal year 2000 and disclosed in writing to Parent and that are not, in the aggregate, in excess of $500,000 for Parent and the Parent Subsidiaries taken as a whole; or (vi) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 6.02(c);

         (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that any Parent Subsidiary may pay dividends or make other distributions to Parent or any other Parent Subsidiary;

         (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

         (f) amend or change the period (or permit any acceleration, amendment or change) of exercisability of options granted under the Parent Stock Plans or authorize cash payments in exchange for any Parent Stock Options granted under any of such plans;

         (g) amend the terms of, repurchase, redeem or otherwise acquire, or permit any Parent Subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of any Parent Subsidiary, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

         (h) increase the compensation payable or to become payable to its directors, officers, consultants or employees, grant any rights to severance or termination pay to, or enter into any employment, severance or other agreement which provides benefits upon a change in control of Parent that would be triggered by the Merger with, any director, officer, consultant or other employee of Parent or any Parent Subsidiary who is not currently entitled to such benefits from the Merger, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance, change in control or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee of Parent or any Parent Subsidiary, except to the extent required by applicable Law or the terms of a collective bargaining agreement, or enter into or amend any contract, agreement, commitment or arrangement between Parent or any Parent Subsidiary and any of Parent's directors, officers, consultants or employees, except as may be required by Law or for increases in compensation paid to Persons who are not directors or officers of Parent in the ordinary course of business consistent with past practice;

         (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of claims, liabilities or obligations (A) in the ordinary course of business and consistent with past practice or (B) claims, liabilities or obligations reflected on the June 2000 Balance Sheet or
(C) as otherwise set forth on Schedule 6.02 of the Parent Disclosure Schedule;

         (j) except as required by any Governmental Entity, make any material change with respect to Parent's accounting policies, principles, methods or procedures, including, without limitation, revenue recognition policies, other than as required by U.S. GAAP;

         (k) make any material Tax election or settle or compromise any material Tax liability;

         (l) enter into any transaction of a material nature other than in the ordinary course of business, consistent with past practice; or

         (m) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect or prevent Parent from performing or cause Parent not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

         SECTION 6.03 Notices of Certain Events. Each of Parent and Company shall give prompt notice to the other of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger; (ii) any notice or other communication from any Governmental Entity in connection with the Merger; (iii) any actions, suits, claims, investigations or proceedings commenced or, to the Knowledge of Company or the Knowledge of Parent, as the case may be, threatened in writing against, relating to or involving or otherwise affecting Parent or the Parent Subsidiaries or Company or the Company Subsidiaries, respectively, which, if pending on the date hereof, would have been required to have been disclosed in this Agreement, or that relate to the consummation of the Merger; (iv) the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any Company Material Contract and (v) any change that could reasonably be expected to have a Parent Material Adverse Effect or a Company Material Adverse Effect, respectively, or to delay or impede the ability of either Parent or Company, respectively, to perform their respective obligations pursuant to this Agreement and to effect the consummation of the Merger.

         SECTION 6.04 Access to Information; Confidentiality.

         (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Parent or Company or any of the Parent Subsidiaries or the Company Subsidiaries is a party or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules a party hereto is required to comply, from the date of this Agreement to the Effective Time, Parent and Company shall (and shall cause the Parent Subsidiaries and Company Subsidiaries, respectively, to)
(i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "REPRESENTATIVES")) access at reasonable times upon prior notice to its and its subsidiaries' officers, employees, agents, properties, offices and other facilities and to the books and records thereof, and (ii) furnish promptly such information concerning its and its subsidiaries' business, properties, contracts, assets, liabilities and personnel as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this Section 6.04 shall affect or be deemed to modify any representation or warranty made in this Agreement.

         (b) The parties hereto shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement with respect to the information disclosed pursuant to this Agreement.

         SECTION 6.05 No Solicitation of Transactions.

         (a) Company shall not, directly or indirectly, and shall cause its Representatives not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of Company's Representatives or Subsidiaries, or any Representative retained by Company's Subsidiaries, to take any such action; provided, however, that nothing contained in this Section 6.05(a) shall prohibit Company, prior to receipt of the approval by the stockholders of Company of this Agreement and the Merger, from providing information (subject to a customary confidentiality agreement) in connection with, and negotiating, another unsolicited, bona fide written proposal regarding a Competing Transaction provided that (x) the Company's board of directors shall have concluded in good faith, after considering applicable Law and the advice of independent outside counsel, that such action is necessary to comply with the Company's board of directors' fiduciary duties to the Company's stockholders under applicable law, and (y) Company's board of directors shall have determined in good faith that such Competing Transaction presents a reasonable possibility of resulting in a Company Superior Proposal (as hereinafter defined). Company shall notify Parent promptly if any proposal or offer, or any inquiry or contact with any Person with respect thereto, regarding a Competing Transaction is made, such notice to include the identity of the Person making such proposal, offer, inquiry or contact, and the terms of such Competing Transaction. Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party as of the date hereof. For purposes of this Agreement, "COMPANY SUPERIOR PROPOSAL" means any bona fide Competing Transaction for or in respect of at least a majority of the outstanding shares of Company common stock on terms that the Board of Directors of the Company determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation, taking into account all the terms and conditions of the Competing Transaction, including any break-up fees, expense reimbursement provisions and conditions to consummation) are more favorable to all of the Company's stockholders than the Merger.

         (b) Parent shall not, directly or indirectly, and shall cause its Representatives not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of Parent's Representatives or subsidiaries, or any Representative retained by Parent's subsidiaries, to take any such action; provided, however, that nothing contained in this Section 6.05(b) shall prohibit Parent, prior to receipt of the approval by the stockholders of Parent of the issuance of Parent Common Shares pursuant to this Agreement and the Merger, from providing information (subject to a customary confidentiality agreement) in connection with, and negotiating, another unsolicited, bona fide written proposal regarding a Competing Transaction provided that (x) Parent's board of directors shall have concluded in good faith, after considering applicable Law and the advice of independent outside counsel, that such action is necessary to comply with the Company's Parent's board of directors' fiduciary duties to Parent's stockholders under applicable law



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


(applying principles of Delaware or Netherlands Antilles law), and (y) Parent's board of directors shall have determined good faith that such Competing Transaction presents a reasonable possibility of resulting in a Parent Superior Proposal (as hereinafter defined). Parent shall notify Company promptly if any proposal or offer, or any inquiry or contact with any Person with respect thereto, regarding a Competing Transaction is made, such notice to include the identity of the Person making such proposal, offer, inquiry or contact, and the terms of such Competing Transaction. Parent immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. Parent shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party as of the date hereof. For purposes of this Agreement, "PARENT SUPERIOR PROPOSAL" means any bona fide Competing Transaction for or in respect of at least a majority of the outstanding shares of Parent common stock on terms that the Board of Directors of Parent determines in its good faith judgment (after consultation with a financial advisor, taking into account all the terms and conditions of the Competing Transaction, including any break-up fees, expense reimbursement provisions and conditions to consummation) are more favorable to all of Parent stockholders than the Merger.

         SECTION 6.06 Tax-Free Transaction; Pooling; Affiliate Letters.

         (a) From and after the date of this Agreement, each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from qualifying (a) as a "reorganization" under Section 368(a) of the Code or (b) for financial accounting purposes as a "pooling of interests" in accordance with U.S. GAAP and the accounting standards of the SEC.

         (b) Each of Company, Parent and Merger Sub shall execute and deliver to the other a certificate, in form reasonably acceptable to Company and Parent, as the case may be, signed by an officer of Company, Parent or Merger Sub, as the case may be, setting forth factual representations and covenants that will serve as a basis for the tax opinion required under Section 8.02(d) hereof.

         (c) Each of Parent and the Company shall use its reasonable best efforts to cause each person who has been identified as an "affiliate" of it to deliver, as promptly as practicable after the date hereof (if it has not previously done so), a signed agreement to Parent in the case of affiliates of Parent, substantially in the form attached as Annex F, and in the case of affiliates of the Company, substantially in the form attached as Annex G.

         (d) Shares of Parent Common Stock and shares of Company Common Stock beneficially owned by each such "affiliate" of Parent or Company who has not provided a signed agreement in accordance with Section 6.06(c) shall not be transferable during any period prior to and after the Effective Time if, as a result of this transfer during any such period, taking into account the nature, extent and timing of this transfer and similar transfers by all other "affiliates" of Parent and the Company, this transfer will, in the reasonable judgment of accountants of Parent, interfere with, or prevent the Merger from being accounted for, as a "pooling of interests" under U.S. GAAP and/or the rules and regulations of the SEC. Neither Parent nor the Company



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



shall register, or allow its transfer agent to register, on its books any transfer of any shares of Parent Common Stock or Company Common Stock of any affiliate of Parent or the Company who has not provided a signed agreement in accordance with Section 6.06(c). The restrictions on the transferability of shares held by Persons who execute an agreement pursuant to Section 6.06(c) shall be provided in those agreements.

         SECTION 6.07 Control of Operations. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of Company and the Company Subsidiaries prior to the Effective Time. Prior to the Effective Time, Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

         SECTION 6.08 Further Action; Consents; Filings.

         (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or Company or any of their respective subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and (iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Agreement and the Merger required under (A) the rules and regulations of the NNM, (B) the Securities Act, the Exchange Act and any other applicable United States federal or state securities Laws, (C) the HSR Act, if any, and (D) any other applicable Law. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling parties and their advisors prior to filing, and none of the parties shall file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent and agreement of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

         (b) Each of Company and Parent will give (or will cause their respective subsidiaries to give) any notices to third Persons, and use, and cause their respective subsidiaries to use, reasonable efforts to obtain any consents from third Persons necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

         SECTION 6.09 Additional Reports. Parent shall furnish to Company copies of any reports of the type referred to in Section 5.08 which it files with the SEC on or after the date hereof, and Parent covenants and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly and accurately present the financial position of Parent and its consolidated subsidiaries as of the dates thereof and the results of operations and changes in financial position or other information including therein for the periods or as of the date then ended (subject, in the case of unaudited statements, to normal and recurring year-end adjustments, which adjustments are not material), in each case in accordance with past practice and U.S. GAAP (except for the absence of footnotes) consistently applied during the periods involved (except as otherwise disclosed in the notes thereto). Company shall provide to Parent
(x) no later than November 25, 2000, copies of its 3rd quarter financial statements and (y) no later than March 15, 2001, its year-end financial statements, all of which shall be prepared in accordance with U.S. GAAP (except, in the case of unaudited financial statements, for the absence of footnotes and subject to normal and recurring year-end adjustments, which adjustments are not material) consistently applied during the periods involved (except as otherwise disclosed in the notes thereto) and shall fairly and accurately present the consolidated financial position of Company and the Company Subsidiaries as at the respective dates thereof, and their consolidated results of operations, stockholders' equity and cash flows for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements to normal and recurring year-end adjustments, which adjustments are not material).

         SECTION 6.10 Registration Rights. Prior to the Effective Time, Parent shall offer to enter into a registration rights agreement with each Person who is, in Company's and Parent's reasonable judgment, an affiliate (as such term is used in Rule 145 under the Securities Act) of Company or Parent, which agreement shall provide for registration rights substantially as set forth on Schedule III hereto with respect to any Parent Common Shares to be owned by such Person upon the Effective Time, and shall contain other customary terms, provided that such offer and the grant of registration rights pursuant thereto shall not adversely affect the ability of Kost, Forrer & Gabbay to deliver the advice described in
Section 8.01(i) hereof.

                                  ARTICLE VII

                              ADDITIONAL AGREEMENTS

         SECTION 7.01 Registration Statement; Joint Proxy Statement.

         (a) As promptly as reasonably practicable after the execution of this Agreement, Company and Parent shall prepare and file with the SEC a document or documents that will constitute (i) the prospectus forming part of the registration statement on Form F-4 or Form S-4, as applicable, of Parent (together with all amendments thereto, the "REGISTRATION STATEMENT"), in connection with the registration under the Securities Act of Parent Common Stock to be issued to Company's stockholders pursuant to the Merger and (ii) the joint proxy statement with respect to the Merger relating to the special meetings of Company's stockholders to be held to consider approval of this Agreement and the Merger (the "COMPANY STOCKHOLDERS' MEETING") and of Parent's stockholders to be held to consider, (i) adoption of an amendment to Parent's Articles of Association (a copy of which is attached as Annex H), among other things, to effect the name change (as set forth in Section 2.01), increase the number of authorized shares of



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


Parent common stock and provide for independent Board representation (the "ARTICLES AMENDMENT"), (ii) approval of the issuance of Parent Common Shares ("SHARE ISSUANCE") to Company's stockholders pursuant to the Merger, (iii) the approval of the domestication ("DOMESTICATION") of Parent in Delaware and (iv) adoption and/or approval of the reconstitution of Parent's board of directors, including, without limitation, the election of the persons identified on
Schedule I to such board, as set forth in Section 2.07 (the "BOARD RECONSTITUTION") (the "PARENT STOCKHOLDERS' MEETING") (together with any amendments thereto, the "JOINT PROXY STATEMENT"). Each of the parties hereto shall use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable after the date hereof, and, prior to the effective date of the Registration Statement, the parties hereto shall take all action reasonably required under any applicable Laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. Parent or Company, as the case may be, shall furnish all information concerning Parent or Company as the other party may reasonably request in connection with such actions and the preparation of the Registration Statement and the Joint Proxy Statement. Each of Parent and Company shall notify the other of the receipt of any comments from the SEC on the Registration Statement and the Joint Proxy Statement and of any requests by the SEC for any amendments or supplements thereto or for additional information and shall provide to each other promptly copies of all correspondence between Parent, Company or any of their representatives and advisors and the SEC. As promptly as practicable after the effective date of the Registration Statement, the Joint Proxy Statement shall be mailed to the stockholders of Company and of Parent. Each of the parties hereto shall cause the Joint Proxy Statement to comply as to form and substance as to such party in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act, and (iii) the rules and regulations of the NNM.

         (b) No amendment or supplement to the Joint Proxy Statement or the Registration Statement shall be made without the approval of Parent and Company, which approval shall not be unreasonably withheld or delayed. Each of the parties hereto shall advise the other parties hereto, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Joint Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

         (c) The Joint Proxy Statement shall include (i) with respect to Company and its stockholders, (x) the approval of the Merger and the recommendation of the board of directors of Company to Company's stockholders that they vote in favor of approval of this Agreement and the Merger unless a withdrawal of such recommendation is required following receipt by Company of a Company Superior Proposal, and (y) if required under the Securities Act or other applicable Law, the opinion of Company Financial Advisor, and (ii) with respect to Parent and its stockholders, (x) the approval of the Articles Amendment, the Share Issuance, the Domestication and the Board Reconstitution, and the recommendation of the board of directors of Parent to Parent's stockholders that they vote in favor of approval of the Articles Amendment, the Share Issuance, the Domestication and the Board Reconstitution unless a withdrawal of such recommendation is required following receipt by Parent of a Parent Superior Proposal and (y) the opinion of Parent Financial Advisor. Any change in recommendation shall not relieve a party from its obligations to call a shareholders meeting and to present the matters contemplated herein for a vote.

         (d) Company shall use its reasonable best efforts to ensure that none of the information supplied by Company for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement shall, at the respective times filed with the SEC or other regulatory agency and, in addition, (A) in the case of the Joint Proxy Statement, the date it or any amendments or supplements thereto are mailed to stockholders of Company and Parent, at the time of the Company Stockholders' Meeting, at the time of the Parent Stockholders' Meeting and at the Effective Time and (B) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Company or any Company Subsidiary, or their respective officers or directors, should be discovered by Company that should be set forth in an amendment or a supplement to the Registration Statement or the Joint Proxy Statement, Company shall promptly inform Parent. All documents that Parent is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the rules and regulations of the Securities Act and, to the extent applicable, the Exchange Act.

         (e) Parent shall use its reasonable best efforts to ensure that none of the information supplied by Parent for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement shall, at the respective times filed with the SEC or other regulatory agency and, in addition,
(A) in the case of the Joint Proxy Statement, the date it or any amendments or supplements thereto are mailed to stockholders of Company and Parent, at the time of the Company Stockholders' Meeting, at the time of the Parent Stockholders' Meeting and at the Effective Time and (B) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any Parent Subsidiary, or their respective officers or directors, should be discovered by Parent that should be set forth in an amendment or a supplement to the Registration Statement or the Joint Proxy Statement, Parent shall promptly inform Company. All documents that Parent is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the rules and regulations of the Securities Act and the Exchange Act.

         (f) Parent and the Company shall provide all information required for inclusion in the Joint Proxy Statement under applicable securities and other laws, including audited financial statements of Parent, the Company or any of their respective subsidiaries.

         SECTION 7.02 Stockholders' Meetings. Company shall call and hold the Company Stockholders' Meeting, and Parent shall call and hold the Parent Stockholders'



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


Meeting, as promptly as practicable after the date hereof for the purpose of voting upon the approval of this Agreement and the Merger or the Share Issuance, as the case may be, pursuant to the Joint Proxy Statement, and Company and Parent shall use all reasonable efforts to hold the Company Stockholders' Meeting and the Parent Stockholders' Meeting on the same date and as soon as practicable after the date on which the Registration Statement becomes effective. Except as otherwise contemplated by this Agreement, Company shall use all reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Merger pursuant to the Joint Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by Delaware Law to obtain such approval. Except as otherwise contemplated by this Agreement, Parent shall use all reasonable efforts to solicit from its stockholders proxies in favor of the Articles Amendment, the Share Issuance and the Domestication pursuant to the Joint Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the applicable stock exchange requirements to obtain such approval. Each of the parties hereto shall use take all other action necessary or, in the opinion of the other parties hereto, advisable to promptly and expeditiously secure any vote or consent of stockholders required by applicable Law and such party's Articles of Association or Certificate of Incorporation, as the case may be, and Memorandum of Association or bylaws, as the case may be, to effect the Merger.

         SECTION 7.03 Directors' and Officers' Indemnification and Insurance.

         (a) The provisions with respect to immunities and indemnification that are set forth in the Certificate of Incorporation and bylaws of the Surviving Corporation shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were directors, officers, employees or agents of Company.

         (b) From and after the Effective Time, Parent and the Surviving Corporation shall indemnify and hold harmless (i) each present and former director and officer of Company and the Company Subsidiaries (the "COMPANY INDEMNIFIED PARTIES"), and (ii) each present and former director and officer of Parent and Parent Subsidiaries (the "PARENT INDEMNIFIED PARTIES"), against any costs or expenses (including reasonable attorneys' fees and disbursements), judgments, fines, losses, claims, damages or liabilities (collectively, "COSTS") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters relating to their service as such an officer or director existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that Company, Parent or Surviving Corporation, as applicable, would have been permitted under applicable Law and its charter documents (each as in effect on the date hereof) to indemnify such Indemnified Parties. The provisions of this Section 7.03(b) shall not apply to any claims brought by shareholders of the Company in their capacity as such.

         (c) For a period of six (6) years after the Effective Time, Parent shall maintain in effect such directors' and officers' liability insurance policies as the Board of Directors of Parent deems appropriate, which policies shall also cover former directors and officers.

         SECTION 7.04 Public Announcements. The initial press release concerning the Merger to be released in connection with the execution and delivery of this Agreement shall be a joint press release and, thereafter, Parent and Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the prior approval of the other, except to the extent required by applicable Law or the requirements of the rules and regulations of the NNM, in which case the issuing party shall use all reasonable efforts to consult with the other party before issuing any such release or making any such public statement.

         SECTION 7.05 NNM Listing. Prior to the Effective Time, Parent shall file with the NNM a Notification Form for Listing of Additional Shares with respect to the Parent Common Shares issued or issuable in connection with the Merger and shall use all reasonable efforts to have such Parent Common Shares approved for quotation on the NNM.

         SECTION 7.06 Blue Sky. Parent shall use all reasonable efforts to obtain prior to the Effective Time all necessary permits and approvals required under Blue Sky Laws to permit the distribution of the Parent Common Shares to be issued in accordance with the provisions of this Agreement.

         SECTION 7.07 Company Stock Options/Registration Statements on Form S-8. Parent shall reserve for issuance the number of Parent Common Shares that will be issuable upon exercise of Company Stock Options and Company Warrants assumed pursuant to Section 3.05 hereof. As soon as practicable following the Effective Time, Parent shall file with the SEC one or more registration statements on Form S-8 for the Parent Common Shares issuable with respect to Company Stock Options and will maintain the effectiveness of such registration statements for so long as any of such options or other rights remain outstanding.

         SECTION 7.08 Employee Agreements. Parent shall, and shall cause the Surviving Corporation to, honor following the Effective Time all employment agreements disclosed to Parent on the Company Disclosure Schedule that remain in effect immediately prior to the Effective Time. Parent and the Company agree that, except as expressly contemplated by this Agreement, the validity and enforceability of employment agreements maintained by Parent and disclosed to Company on the Parent Disclosure Schedule in respect of officers and employees of Parent shall not be affected by the Merger and shall continue to be honored in accordance with their terms following the Effective Time.

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

         SECTION 8.01 Conditions to the Obligations of Each Party to Consummate the Merger. The obligations of the parties hereto to consummate the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions:



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


               (a) this Agreement, the Merger and the other transactions contemplated hereby shall have been duly approved by the requisite vote of stockholders of Company in accordance with Delaware Law and the Certificate of Incorporation and any other documents of Company, and by the requisite vote of stockholders of Parent in accordance with the rules of the NNM, applicable Law and the Articles of Association and any other documents of Parent;

               (b) no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or Governmental Entity which prohibits or prevents the consummation of the Merger which has not been vacated, dismissed or withdrawn prior to the Effective Time. Company and Parent shall use their reasonable best efforts to have any of the foregoing vacated, dismissed or withdrawn by the Effective Time;

               (c) the Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC and not concluded or withdrawn;

               (d) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act or any other applicable competition, merger control or similar Law shall have expired or been terminated;

               (e) all consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from all Governmental Entities, except where the failure to obtain any such consent, approval or authorization could not reasonably be expected to result in a Parent Material Adverse Effect or a Company Material Adverse Effect;

               (f) the Domestication, including the shareholder approval thereof, shall be effective;

               (g) the amendment of the Parent Articles of Association contemplated by Section 7.01(a) hereof shall be effective;

               (h) the Parent Common Shares to be issued in the Merger shall have been authorized for listing on the NNM, subject to notice of issuance;

               (i) Parent shall have been advised in writing by Kost, Forrer & Gabbay, a member of Ernst & Young International, as of the date upon which the Effective Time is to occur, in a form and in substance reasonably acceptable to Parent, that the Merger can properly be accounted for as a "pooling of interests" business combination in accordance with U.S. GAAP and the accounting standards of the SEC;

               (j) the consent of the Office of the Chief Scientist of the Israeli Ministry of Industry and Trade to the Merger shall have been obtained;



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


               (k) an exemption shall have been obtained from the Israel Securities Authority from any prospectus requirement of the Israel Securities Law - 1968 with respect to the exchange of Company Stock Options for Parent Stock Options or, in the election of Parent in its discretion, Parent may comply with the prospectus requirements of such law;

               (l) an Israeli Income Tax Authorities ruling shall have been obtained providing that the roll over of Company Stock Options that are subject to Section 102 of the Israeli Income Tax Ordinance - 1961 into Parent Stock Options pursuant to the terms of this Agreement is permitted and shall not be a tax event; and

               (m) either (i) the consent of the Commissioner of Restrictive Trade Practices in Israel to the Merger shall have been obtained on terms that, if complied with, would not result in a Company Material Adverse Effect or a Parent Material Adverse Effect or (ii) the waiting period for approval of the Merger under the Israel Restrictive Trade Practices Law 1988 shall have expired.

         SECTION 8.02 Conditions to the Obligations of Company. The obligations of Company to consummate the Merger, or to permit the consummation of the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

               (a) each of the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true, complete and correct both when made and on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct as of such certain date), except, in each case (i) for changes contemplated by this Agreement and (ii) when such representations and warranties are read without reference to materiality, where the failure to be true, complete and correct, individually or in the aggregate, has not had and will not, solely with the passage of time, result in a Parent Material Adverse Effect, and Company shall have received a certificate of an officer of Parent to such effect;

               (b) Parent and Merger Sub shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time and Company shall have received certificates of an officer of Parent and an officer of Merger Sub to that effect;

               (c) Company shall have been provided with a certificate executed on behalf of Parent by an authorized officer certifying that the conditions set forth in Section 8.02(a) and (b) shall have been fulfilled; and

               (d) Company shall have obtained an opinion from Company's legal counsel in form and substance reasonably satisfactory to Company substantially to the effect that if the Merger is consummated in accordance with the provisions of this Agreement, under current law, for United States federal income tax purposes, the Merger



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


         will qualify as a reorganization within the meaning of Section 368(a) of the Code, provided, that if Company is unable to obtain such an opinion from its legal counsel, this condition shall be deemed to be satisfied if Parent's legal counsel delivers an opinion to Company to the same effect.

         SECTION 8.03 Conditions to the Obligations of Parent. The obligations of Parent to consummate the Merger are subject to the satisfaction or waiver of the following further conditions:

         (a) each of the representations and warranties of Company contained in this Agreement shall be true, complete and correct both when made and on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct as of such certain date), except, in each case (i) for changes contemplated by this Agreement and (ii) when such representations and warranties are read without reference to materiality, where the failure to be true, complete and correct, individually or in the aggregate, has not had and will not, solely with the passage of time, result in a Company Material Adverse Effect, and Parent shall have received a certificate of an officer of Company to such effect;

         (b) Company shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and Parent shall have received a certificate of an officer of Company to that effect;

         (c) Parent shall have been provided with a certificate executed on behalf of Company by an authorized officer certifying that the conditions set forth in Section 8.03(a) and (b) shall have been fulfilled;

         (d) Effective as of the Effective Time, all agreements between Company and its stockholders regarding, among other things, voting or disposition of Company Common Stock, registration rights, information rights and other covenants and undertakings of the Company, shall (i) have been terminated or
(ii) impose no continuing obligations on Company or Parent in accordance with their terms or by operation of law;

         (e) Effective as of the Effective Time, and after giving effect to Parent's assumption of all Company Stock Options and Company Warrants in accordance with the provisions of Section 3.05, there shall be no options, warrants and other rights to purchase any securities of the Company or any Company Subsidiary outstanding, except as set forth on Schedule 3.05(c) of the Company Disclosure Schedule;

         (f) Parent shall have received a report, dated as of the date on which the domestication of Parent (as described in Section 2.06 of this Agreement) occurs, from a "Big Five" accounting firm with respect to Parent's "all earnings and profits amount" (as defined in Treas. Reg. Section 1.367(b)-2(d) for purposes of the computation required by Treas. Reg. Section 1.367(b)-3) that enables Parent reasonably to conclude that the "all earnings and profits amount" that may be includible as a result of such domestication by

United States persons that are shareholders of Parent should not have substantially adverse United States federal income tax consequences to such persons.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 9.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption and approval of this Agreement, as follows:

               (a) by mutual written consent duly authorized by the boards of directors of each of Parent and Company;

               (b) by either Parent or Company, if the Effective Time shall not have occurred on or before April 30, 2001; provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have caused, or resulted in, the failure of the Effective Time to occur on or before such date;

               (c) by either Parent or Company, if any Governmental Order, writ, injunction or decree preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable;

               (d) by Parent, if (i) the board of directors of Company withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent or its stockholders or shall have resolved to do so, (ii) the board of directors of Company shall have recommended to the stockholders of Company a Competing Transaction or shall have resolved to do so, (iii) a Competing Transaction constituting a tender offer or an exchange offer shall have been commenced and the board of directors of Company shall have failed to recommend against acceptance of such by its stockholders (including by taking no position, or indicating its inability to take a position, with respect to the acceptance of a Competing Transaction) within ten
         (10) business days of the commencement thereof, (iv) the board of directors of Company shall have failed to reconfirm its approval and recommendation of this Agreement and the transactions contemplated hereby within seven (7) days following (A) Company's receipt of a request for reconfirmation from Parent after Company's receipt of a proposal with respect to a Competing Transaction, or (B) following receipt of a reasonable request therefor from Parent at any time thereafter, or (v) the board of directors of Company resolves to take any of the actions described above;

               (e) by Company, if (i) the board of directors of Parent withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Company or its stockholders or shall have resolved to do so, (ii) the board of directors of Parent shall have recommended to the stockholders of Parent a Competing Transaction or shall have resolved to do so, (iii) a Competing Transaction constituting a


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



         tender offer or an exchange offer shall have been commenced and the board of directors of Parent shall have failed to recommend against acceptance of such by its stockholders (including by taking no position, or indicating its inability to take a position, with respect to the acceptance of a Competing Transaction) within ten (10) business days of the commencement thereof, (iv) the board of directors of Parent shall have failed to reconfirm its approval and recommendation of this Agreement and the transactions contemplated hereby within seven (7) business days following (A) Parent's receipt of a request for reconfirmation from Company after Parent's receipt of a proposal with respect to a Competing Transaction, or (B) following receipt of a reasonable request therefor from Company at any time thereafter, or (v) the board of directors of Parent resolves to take any of the actions described above;

               (f) by Parent or Company, if this Agreement and the Merger is brought to a vote and shall fail to receive the requisite votes for approval at the Company Stockholders' Meeting or any adjournment or postponement thereof (provided, that the right to terminate this Agreement under this paragraph (f) shall not be available to Company where the failure to obtain such stockholder approval shall have been caused by the action or failure to act of Company and such action or failure constitutes a breach by Company of this Agreement);

               (g) by Company or Parent, if the Articles Amendment, Share Issuance, and Domestication shall fail to receive the requisite votes for approval at the Parent Stockholders' Meeting or any adjournment or postponement thereof (provided, that the right to terminate this Agreement under this paragraph (g) shall not be available to Parent where the failure to obtain such stockholder approval shall have been caused by the action or failure to act of Parent and such action or failure constitutes a breach by Parent of this Agreement);

               (h) by Parent, fifteen (15) days after receipt by Company of a written notice from Parent of a breach of any representation, warranty, covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.03 would not be satisfied (a "TERMINATING COMPANY BREACH"); provided, however, that if such Terminating Company Breach is cured by Company within fifteen (15) days, Parent may not terminate this Agreement under this Section 9.01(h);

               (i) by Company, fifteen (15) days after receipt by Parent of a written notice from Company of a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.02 would not be satisfied (a "TERMINATING PARENT BREACH"); provided, however, that if such Terminating Parent Breach is cured by Parent within fifteen (15) days, Company may not terminate this Agreement under this
         Section 9.01(i);


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


               (j) by Parent, if (i) the board of directors of Parent authorizes Parent, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Parent Superior Proposal and Parent notifies the Company in writing that it intends to enter into such an agreement, attaching the most current version of such agreement (or description of all material terms and conditions thereof) to such notice, (ii) the Company does not make, within three Business Days of receipt of Parent's written notification of its intention to enter into a binding agreement for a Parent Superior Proposal, an offer that the board of directors of Parent determines, in good faith after consultation with its financial advisors, is at least as favorable to the shareholders of Parent as the Parent Superior Proposal, it being understood that Parent shall not enter into any such binding agreement during such three-day period and
         (iii) Parent prior to such termination pursuant to this clause (j) pays to the Company in immediately available funds the fees required to be paid pursuant to Section 9.05(c), provided, that Parent shall not be permitted to terminate this Agreement pursuant to this Section 9.01(j) if such Parent Superior Proposal is attributable to a violation by Parent of its obligations under Section 6.05 and such Parent Superior Proposal did not otherwise result from a breach of any of Parent's obligations under this Agreement; or

               (k) by Company, if (i) the board of directors of Company authorizes Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Company Superior Proposal and Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement (or description of all material terms and conditions thereof) to such notice, (ii) Parent does not make, within three Business Days of receipt of Company's written notification of its intention to enter into a binding agreement for a Company Superior Proposal, an offer that the board of directors of Company determines, in good faith after consultation with its financial advisors, is at least as favorable to the shareholders of Company as the Company Superior Proposal, it being understood that Company shall not enter into any such binding agreement during such three-day period and (iii) Company prior to such termination pursuant to this clause (k) pays to Parent in immediately available funds the fees required to be paid pursuant to Section 9.05(b), provided, that Company shall not be permitted to terminate this Agreement pursuant to this Section 9.01(k) if such Company Superior Proposal is attributable to a violation by Company of its obligations under Section 6.05 and such Company Superior Proposal did not otherwise result from a breach of any of Company's obligations under this Agreement;

         The right of any party hereto to terminate this Agreement pursuant to this Section 9.01 will remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

         SECTION 9.02 Effect of Termination. Except as provided in Section 9.05, in the event of termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any party hereto or any of its Affiliates or any of its or their officers or directors, and all rights and obligations of each party hereto shall cease; provided, however, that nothing herein shall relieve any party hereto from liability for the willful or intentional breach of any of its representations and warranties or the willful or intentional breach of any of its covenants or agreements set forth in this Agreement.

         SECTION 9.03 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after the approval of this Agreement by the stockholders of Company, no amendment may be made that changes the amount or type of consideration into which Company Common Stock or Company Preferred Stock will be converted pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 9.04 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         SECTION 9.05 Termination Fee; Expenses.

         (a) Except as set forth in this Section 9.05, all Expenses incurred in connection with this Agreement and the Merger shall be paid by the party incurring such Expenses, whether or not the Merger is consummated, except that Parent and Company each shall pay one-half of all Expenses incurred solely for printing, filing and mailing the Registration Statement and the Joint Proxy Statement and all other SEC and other regulatory filing fees incurred in connection with the Registration Statement and any fees required to be paid under the HSR Act.

         (b) Without limiting any other remedies available to Parent for an intentional breach of this Agreement, in the event that (i) Parent shall terminate this Agreement pursuant to Section 9.01(d) or due to a Terminating Company Breach of any covenant or agreement contained in this Agreement pursuant to Section 9.01(h) (but only if such Terminating Company Breach arises out of the bad faith or willful misconduct of Company), (ii) Parent or Company shall terminate this Agreement pursuant to Section 9.01(f) or due to a Terminating Company Breach of any representation or warranty contained in this Agreement pursuant to Section 9.01(h), and (A) within ninety (90) days after such termination, Company shall enter into a definitive agreement with respect to any Competing Transaction or any Competing Transaction involving Company shall be consummated within one hundred eighty (180) days after such termination, and (B) in the case of a termination pursuant to Section 9.01(f), prior to the Shareholder Meeting, there shall have been publicly announced a Competing Transaction; or (iii) Company shall terminate this Agreement pursuant to Section 9.01(k), then Company shall pay to Parent (the "COMPANY TERMINATION FEE") a sum equal to all of Parent's Expenses up to

$750,000 and an additional amount equal to $3,000,000. Notwithstanding the foregoing, no fee shall be paid pursuant to this Section 9.05(b) if Parent shall be in material breach of its obligations hereunder. Any Company Termination Fee shall be paid in same day funds within three (3) Business Days of the date of termination.

         (c) Without limiting any other remedies available to Company for an intentional breach of this Agreement, in the event that (i) Company shall terminate this Agreement pursuant to Section 9.01(e) or due to a Terminating Parent Breach of any covenant or agreement contained in this Agreement pursuant to Section 9.01(i) (but only if such Terminating Parent Breach arises out of the bad faith or willful misconduct of Parent), (ii) Company or Parent shall terminate this Agreement pursuant to Section 9.01(g) or due to a Terminating Parent Breach of any representation or warranty contained in this Agreement pursuant to Section 9.01(i), and (A) within ninety (90) days after such termination, Parent shall enter into a definitive agreement with respect to any Competing Transaction or any Competing Transaction involving Parent shall be consummated within one hundred eighty (180) days after such termination, and (B) in the case of a termination pursuant to Section 9.01(f), prior to the Shareholder Meeting, there shall have been publicly announced a Competing Transaction; then Parent shall pay to Company (the "PARENT TERMINATION FEE") a sum equal to all of Company's Expenses up to $750,000 and an additional amount equal to $3,000,000. Notwithstanding the foregoing, no fee shall be paid pursuant to this Section 9.05(c) if Company shall be in material breach of its obligations hereunder. Any Parent Termination Fee shall be paid in same day funds within three (3) Business Days of the date of termination.

                                   ARTICLE X

                               GENERAL PROVISIONS

         SECTION 10.01 Non-Survival of Representations and Warranties. The representations and warranties in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.01, as the case may be. This Section 10.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

         SECTION 10.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):



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



         (a) if to Company:

             Ness Technologies, Inc.
             Ness Bldg. 4
             P.O.B. 58182
             Kiryat Atidim
             Tel Aviv, 61580
             Israel
             Attention:  Yaron Polak, President and
                         Chief Executive Officer
             Facsimile:  972-3-766-6819

             with a copy to:

             Brobeck, Phleger & Harrison LLP
             1633 Broadway, 47th Floor
             New York, NY 10019
             Attention:  Richard Gilden, Esq.
             Facsimile:  (212) 586-7878

         (b) if to Parent or Merger Sub:

             Sapiens International Corporation N.V.
             c/o Kaya, Richard J.
             Beaujon, Z/N
             P.O. Box 837 Willemstad
             Curacao, Netherlands Antilles
             Attention:  General Counsel
             Facsimile:  5999-736-6161

             and

             Sapiens International Corporation N.V.
             Yitzhak Rabin Science Park
             P.O. Box 2211
             Rehovot, 76120
             Israel
             Attention:  General Counsel
             Facsimile:  972-8-938-2730
             with copies to:

             Skadden, Arps, Slate, Meagher & Flom LLP
             Four Times Square
             New York, NY 10036
             Attention:   David J. Friedman, Esq.
                          David Goldschmidt, Esq.
             Facsimile:   (212) 735-2000

             and

             Meitar, Liquornik, Geva & Co.
             16 Abba Hillel Silver Rd.
             Ramat Gan
             52506
             Israel
             Attention:  Dan Shamgar, Advocate
             Facsimile:  972-3-610-3111

         SECTION 10.03 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the Merger may be consummated as originally contemplated to the fullest extent possible.

         SECTION 10.04 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, other than Section 7.03, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

         SECTION 10.05 Incorporation of Exhibits. The Parent Disclosure Schedule, the Company Disclosure Schedule and all Annexes attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein. Parent and Company acknowledge that the Parent Disclosure Schedule and the Company Disclosure Schedule (i) are qualified in their entirety by reference to specific provisions of this Agreement and (ii) are not intended to constitute and shall not be construed as indicating that such matter is required to be disclosed, nor shall such disclosure be construed as an admission that such information is material with respect to Parent or Company, as the case may be, except to the extent required by this Agreement and by applicable law.

         SECTION 10.06 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK OTHER THAN CONFLICT OF LAWS PRINCIPLES THEREOF DIRECTING THE APPLICATION OF ANY LAW OTHER THAN THAT OF THE STATE OF NEW YORK.

         SECTION 10.07 Jurisdiction; Waiver of Jury Trial. Each party hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of New York, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

         SECTION 10.08 Headings; Interpretation. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         SECTION 10.09 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 10.10 Entire Agreement. This Agreement (including the Exhibits, the Parent Disclosure Schedule and the Company Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                  SAPIENS INTERNATIONAL CORPORATION N.V.


                                  By:   /s/ Dani Falk
                                        -------------------------
                                        Name:  Dani Falk
                                        Title: President and Chief Executive
                                               Officer



                                  WISDOM MERGER SUB, INC.


                                  By:   /s/ Steve Kronengold
                                        -------------------------
                                        Name:  Steve Kronengold
                                        Title: Vice President and Secretary




                                  NESS TECHNOLOGIES, INC.


                                  By:   /s/ Yaron Polak, /s/ Raviv Zoller
                                        -----------------------------------
                                        Name:  Yaron Polak, Raviv Zoller
                                        Title: Chief Executive Officer, Chief
                                               Financial Officer

                                   Schedule I


                               Officers of Parent

         Yaron Polak will serve as the President and Chief Executive Officer of Parent, and Dani Falk will serve as the President of Parent's international operations. Other members of senior management shall be appointed by Mr. Polak, subject to the approval of Parent's board of directors or the executive committee thereof.

                                   Schedule II


                               Directors of Parent


Aharon Fogel (Chairman)*
Morris Wolfson*
Dr. Henry Kressel*
Dr. Frank Brochin
Yaron Polak*
Ron Zukerman
Dan Falk*
Tzvi Misinai or Shai Sole, as may be designated by Meister Software One additional director to be designated by Company Three independent directors, to be mutually agreed upon by Parent and Company

The Board shall include Parent's corporate director for so long as required to comply with applicable Netherlands Antilles' Law.

The executive committee of the board of directors shall be comprised of those persons with an asterisk next to their names in the above list.




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


                                  Schedule III

                     Terms of Registration Rights Agreement


Up to two demand registrations on Form S-3, if requested by holders of at least 50% of the total number of shares subject to registration rights.

Unlimited "piggy-back" rights in appropriate offerings (subject to priority for Parent and pro-rata cutback at the underwriters' discretion).

Rights will apply to each holder until all Parent Common Shares held by such Person may be sold freely under United States securities laws within a three-month period.

                                                                         ANNEX A

                            COMPANY VOTING AGREEMENT

         This COMPANY VOTING AGREEMENT (this "AGREEMENT") is made and entered into as of September 17, 2000 between Sapiens International Corporation N.V., a Netherlands Antilles corporation ("PARENT"), and the undersigned stockholders (each a "STOCKHOLDER" and collectively the "STOCKHOLDERS") of Ness Technologies, Inc., a Delaware corporation ("COMPANY"). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement described below.

                                    RECITALS

         WHEREAS, pursuant to an Agreement and Plan of Merger and Reorganization dated as of September 17, 2000 by and among Parent, Wisdom Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and Company (such agreement as it may be amended is hereinafter referred to as the "MERGER AGREEMENT"), Parent has agreed to acquire the outstanding securities of Company pursuant to a merger of Merger Sub with and into Company in which outstanding shares of capital stock of Company will be converted into shares of common stock of Parent as set forth in the Merger Agreement (the "TRANSACTION");

         WHEREAS, in order to induce Parent to enter into the Merger Agreement and consummate the Transaction, Company has agreed to use its reasonable efforts to cause certain stockholders of Company to execute and deliver to Parent a Voting Agreement upon the terms set forth herein; and

         WHEREAS, each Stockholder is or may become the owner of shares of capital stock of Company (the "SHARES").

         NOW, THEREFORE, the parties agree as follows:

         1. Agreement to Retain Shares.

         1.1. Transfer and Encumbrance. Each Stockholder represents and warrants to Parent that (i) such Stockholder is a record or beneficial owner of the Shares, with power to vote the Shares or cause the Shares to be voted; (ii) the Shares set forth on the signature page hereto constitute such Stockholder's entire interest in the outstanding capital stock and voting securities of Company, other than Shares that are held by others and are subject to similar voting agreements or shares that are subject to employee stock options; and
(iii) such Stockholder's address is accurately set forth on the signature page hereto.

         1.2. New Shares. Each Stockholder agrees that any shares of capital stock or voting securities of Company ("NEW SHARES") that such Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date (as hereinafter defined) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares. As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of (i) the Effective Time or (ii) termination of the Merger Agreement in accordance with the terms thereof.

         2. Agreement to Vote Shares and Take Certain Other Action. Prior to the Expiration Date, at every meeting of the stockholders of Company at which any of the following matters is considered or voted upon, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Company with respect to any of the following matters, each Stockholder shall vote, or, using such Stockholder's best efforts, and to the full extent legally permitted, cause the holder of record to vote the Shares and any New Shares (except those Shares or New Shares which are not voting securities), in favor of adoption of the Merger Agreement and any proposal or action presented to a stockholders vote which would, or could reasonably be expected to, facilitate the Merger.

         Prior to the Expiration Date, each Stockholder, as the holder of voting stock of Company, shall be present, in person or by proxy, or, using such Stockholder's best efforts and to the full extent legally permitted, attempt to cause the holder of record to be present, in person or by proxy, at all meetings of stockholders of Company at which any matter referred to in this Section 2 is to be voted upon so that all Shares and New Shares are counted for the purposes of determining the presence of a quorum at such meetings.

         Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict any Stockholder from (i) acting in his or her capacity as a director or officer of Company, to the extent applicable, it being understood that this Agreement shall apply to each Stockholder solely in his or her capacity as a stockholder of Company or (ii) voting in his or her sole discretion on any matter other than those matters referred to in the first paragraph of this
Section 2.

         3. Irrevocable Proxy. Each Stockholder hereby agrees to timely deliver to Parent a duly executed proxy in the form attached hereto as Annex A (the "PROXY"), such Proxy to cover the issued and outstanding Shares and all issued and outstanding New Shares in respect of which such Stockholder is the record holder and is entitled to vote at each meeting of the stockholders of Company (including, without limitation, each written consent in lieu of a meeting) prior to the Expiration Date. In the event that any Stockholder is unable to provide any such Proxy in a timely manner, such Stockholder hereby grants Parent a power of attorney to execute and deliver such Proxy for and on behalf of such Stockholder, such power of attorney, which being coupled with an interest, shall survive any death, disability, bankruptcy, or any other such impediment of such Stockholder. Upon the execution of this Agreement by each Stockholder, such Stockholder hereby revokes any and all prior proxies or powers of attorney given by such Stockholder with respect to voting of the Shares on the matters referred to in Section 2 and agrees not to grant any subsequent proxies or powers of attorney with respect to the voting of the Shares on the matters referred to in
Section 2 until after the Expiration Date.

         4. Representations, Warranties and Covenants of Stockholder. Each Stockholder hereby represents, warrants and covenants to Parent as follows:

         (a) Such Stockholder has full power and legal capacity to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as may be limited by (i) the effect of bankruptcy, insolvency, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law. The execution and delivery of this Agreement by such Stockholder does not, and the performance of such Stockholder's obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Shares or New Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or the Shares or New Shares are or will be bound or affected.

         (b) Such Stockholder has read Section 6.05 of the Merger Agreement and understands the Company's restrictions thereunder.

         (c) Such Stockholder agrees not to transfer, sell, exchange, pledge or otherwise dispose of or encumber any of the Shares, or make any offer or agreement relating thereto, at any time prior to the Expiration Date other than to a transferee that agrees to be bound by the terms of this voting agreement and the proxy attached hereto; provided, however, that notwithstanding the foregoing, Nesstech LLC ("Nesstech") may distribute Shares to its members, after providing prior notice thereof to Parent and Company, so long as such distribution will not (i) cause any of the conditions to the consummation of the Merger set forth in Article VIII of the Merger Agreement to not be satisfied, as determined by Parent and Company in their reasonable discretion, or (ii) interfere with the ability of Nesstech to have such Shares voted as contemplated in Section 2 hereof. Each Stockholder understands and agrees that if such Stockholder attempts to transfer, vote or provide any other person with the authority to vote any of the Shares other than in compliance with this Agreement, Company shall not, and each Stockholder hereby unconditionally and irrevocably instructs Company to not, permit any such transfer on its books and records, issue a new certificate representing any of the Shares or record such vote unless and until such Stockholder shall have complied with the terms of this Agreement.

         (d) Such Stockholder waives, as of the Effective Time, any claims it may have in its capacity as a stockholder and has no knowledge of any pending or threatened claims against the Company by any other security holder of the Company.

         (e) Such Stockholder will take all actions to terminate, as of the Effective Time, all agreements contemplated by Section 8.3(d) of the Merger Agreement to be terminated as of the Effective Time.

         5. Additional Documents. Each Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the purpose and intent of this Agreement.

         6. Consent and Waiver. Each Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Transaction under the terms of any agreement to which such Stockholder is a party or pursuant to any rights such Stockholder may have provided, however, that such Stockholder shall not be required by this
Section 6 to give any consent or waiver in his capacity as a director or officer of Company.

         7. Termination. This Agreement and the Proxy delivered in connection herewith and all obligations of each Stockholder hereunder and thereunder, shall terminate and shall have no further force or effect as of the Expiration Date.

         8. Miscellaneous.

         8.1. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         8.2. Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other. This Agreement is intended to bind each Stockholder solely as a securityholder of Company only with respect to the specific matters set forth herein.

         8.3. Amendment and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

         8.4. Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of each Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity and each Stockholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

         8.5. Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered, if delivered by hand, (b) one business day after transmitted, if transmitted by a nationally recognized overnight courier service, (c) when telecopied, if telecopied (which is confirmed), or (d) three business days after mailing, if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses:

         (a) If to any Stockholder, at the address set forth below such Stockholder's signature at the end hereof.

         (b) if to Parent, to:

             Sapiens International Corporation N.V.
             c/o Kaya, Richard J.
             Beaujon, Z/N
             P.O. Box 837 Willenstad
             Curacau, Netherlands Antilles
             Attention:  General Counsel
             Facsimile No.:  5999-736-6161


             and

             Sapiens International Corporation N.V.
             Yitzhak Rabin Science Park
             P.O. Box 2211
             Rehovot, 76120
             Israel
             Attention:  General Counsel
             Facsimile:  972-8-938-2730


             with a copy to:

             Skadden, Arps, Slate, Meagher & Flom LLP
             Four Times Square
             New York, NY  10036
             Attention:  David J. Friedman, Esq.
                         David Goldschmidt, Esq.
             Facsimile No.:  (212) 735-2000


or to such other address as any party hereto may designate for itself by notice given as herein provided.

         8.6. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to the principles of conflicts or choice of law rules of any jurisdiction.

         8.7. Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

         8.8. Counterpart. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         8.9. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.



                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.


SAPIENS INTERNATIONAL                                         STOCKHOLDER
   CORPORATION N.V.


By:
  ----------------------------------        ------------------------------------
Name:                                       (Signature)
     -------------------------------
Title:
      ------------------------------

                                            ------------------------------------
                                            (Print Name of Stockholder)

                                            ------------------------------------
                                            (Print Street Address)

                                            ------------------------------------
                                            (Print City, State and Zip)

                                            ------------------------------------
                                            (Print Telephone Number)

Total Number of Shares of Company Common Stock owned directly on the date hereof:

Common Stock:
             ------------------------------


                      [SIGNATURE PAGE TO VOTING AGREEMENT]

                                            STOCKHOLDER


                                            ------------------------------------
                                            (Signature)

                                            ------------------------------------
                                            (Print Name of Stockholder)

                                            ------------------------------------
                                            (Print Street Address)

                                            ------------------------------------
                                            (Print City, State and Zip)

                                            ------------------------------------
                                            (Print Telephone Number)


Total Number of Shares of Company Common Stock owned directly on the date hereof:

Common Stock:
             -------------------------------

                                            STOCKHOLDER


                                            ------------------------------------
                                            (Signature)

                                            ------------------------------------
                                            (Print Name of Stockholder)

                                            ------------------------------------
                                            (Print Street Address)

                                            ------------------------------------
                                            (Print City, State and Zip)

                                            ------------------------------------
                                            (Print Telephone Number)


Total Number of Shares of Company Common Stock owned directly on the date hereof:

Common Stock:
             ------------------------

                                                                         ANNEX A


                                IRREVOCABLE PROXY

                                TO VOTE STOCK OF

                             NESS TECHNOLOGIES, INC.


         The undersigned stockholder of Ness Technologies, Inc., a Delaware corporation ("COMPANY"), hereby irrevocably appoints the members of the Board of Directors of Sapiens International Corporation N.V., a Netherlands Antilles corporation ("PARENT"), and each of them, or any other designee of Parent, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting rights (to the full extent that the undersigned is entitled to do so) with respect to all of the issued and outstanding shares of capital stock of Company that now are owned of record by the undersigned, (collectively, the "SHARES") in accordance with the terms of this Irrevocable Proxy. The Shares owned of record by the undersigned stockholder of Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to the voting of any Shares on the matters referred to in the third full paragraph of this Irrevocable Proxy are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to such matters until after the Expiration Date (as defined below).

         This Irrevocable Proxy is irrevocable, is coupled with an interest, and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger and Reorganization (the "MERGER AGREEMENT") by and among Parent, Wisdom Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and Company, which Merger Agreement provides for the merger of Merger Sub with and into Company (the "MERGER"). As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (ii) the date of termination of the Merger Agreement.

         The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special or adjourned meeting of the stockholders of Company and in every written consent in lieu of such meeting, in favor of adoption of the Merger Agreement and any proposal or action which would, or could reasonably be expected to, facilitate the Merger.

         The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

         All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.


                            [Signature Page Follows]

         This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated:  September __, 2000

                                            ------------------------------------
                                            (Signature of Stockholder)

                                            ------------------------------------
                                            (Print Name of Stockholder)


                                            Shares owned of record:

                                            ------------------ shares of
                                            Company Common Stock


                      [SIGNATURE PAGE TO IRREVOCABLE PROXY]

                                     ANNEX A

                                IRREVOCABLE PROXY

                                TO VOTE STOCK OF

                     SAPIENS INTERNATIONAL CORPORATION N.V.

         The undersigned stockholder of Sapiens International Corporation N.V., a Netherlands Antilles corporation ("PARENT"), hereby irrevocably appoints the members of the Board of Directors of Ness Technologies, Inc., a Delaware corporation ("COMPANY"), and each of them, or any other designee of Company as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting rights (to the full extent that the undersigned is entitled to do so) with respect to all of the issued and outstanding shares of capital stock of Parent that now are owned of record by the undersigned (collectively, the "SHARES"), in accordance with the terms of this Irrevocable Proxy. The Shares owned of record by the undersigned stockholder of Parent as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to the voting of any Shares on the matters referred to in the third full paragraph of this Irrevocable Proxy are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to such matters until after the Expiration Date (as defined below).

         This Irrevocable Proxy is irrevocable, is coupled with an interest, and is granted in consideration of Company entering into that certain Agreement and Plan of Merger and Reorganization (the "MERGER AGREEMENT") by and among Parent, Wisdom Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and Company, which Merger Agreement provides for the merger of Merger Sub with and into Company (the "MERGER"). As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (ii) the date of termination of the Merger Agreement.

         The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special or adjourned meeting of the stockholders of Parent and in every written consent in lieu of such meeting, in favor of adoption of the Merger Agreement and any proposal or action which would, or could reasonably be expected to, facilitate the Merger.

         The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

         All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                            [Signature Page Follows]

         This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated:  September __, 2000

                                       ----------------------------------------
                                       (Signature of Stockholder)

                                       ----------------------------------------
                                       (Print Name of Stockholder)

                                       Shares owned of record:

                                       ---------------------------shares of
                                       Parent Common Stock

                     [SIGNATURE PAGE TO IRREVOCABLE PROXY]

                                                                         ANNEX B


                             PARENT VOTING AGREEMENT

         This PARENT VOTING AGREEMENT (this "AGREEMENT") is made and entered into as of September 17, 2000 between Ness Technologies, Inc., a Delaware corporation ("COMPANY"), and the undersigned stockholders (each a "STOCKHOLDER" and collectively the "STOCKHOLDERS") of Sapiens International Corporation N.V., a Netherlands Antilles corporation ("PARENT"). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement described below.

                                    RECITALS

         WHEREAS, pursuant to an Agreement and Plan of Merger and Reorganization dated as of September 17, 2000 by and among Parent, Wisdom Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and Company (such agreement as it may be amended is hereinafter referred to as the "MERGER AGREEMENT"), Parent has agreed to acquire the outstanding securities of Company pursuant to a merger of Merger Sub with and into Company in which outstanding shares of capital stock of Company will be converted into shares of common stock of Parent as set forth in the Merger Agreement (the "TRANSACTION");

         WHEREAS, in order to induce Company to enter into the Merger Agreement and consummate the Transaction, Parent has agreed to use its reasonable efforts to cause certain stockholders of Parent to execute and deliver to Company a Voting Agreement upon the terms set forth herein; and

         WHEREAS, each Stockholder is or may become the owner of shares of capital stock of Parent (the "SHARES").

         NOW, THEREFORE, the parties agree as follows:

         1. Agreement to Retain Shares.

         1.1. Transfer and Encumbrance. Each Stockholder represents and warrants to Company that (i) such Stockholder is a record or beneficial owner of the Shares with power to vote the Shares or cause the Shares to be voted; (ii) the Shares set forth on the signature page hereto constitute such Stockholder's entire interest in the outstanding capital stock and voting securities of Parent other than Shares that are held by others and are subject to similar voting agreements or shares that are subject to employee stock options; and (iii) such Stockholder's address is accurately set forth on the signature page hereto.

         1.2. New Shares. Each Stockholder agrees that any shares of capital stock or voting securities of Parent ("NEW SHARES") that such Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date (as hereinafter defined) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares. As used herein, the term

"EXPIRATION DATE" shall mean the earlier to occur of (i) the Effective Time or
(ii) termination of the Merger Agreement in accordance with the terms thereof.

         2. Agreement to Vote Shares and Take Certain Other Action. Prior to the Expiration Date, at every meeting of the stockholders of Parent at which any of the following matters is considered or voted upon, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Parent with respect to any of the following matters, each Stockholder shall vote, or, using such Stockholder's best efforts, and to the full extent legally permitted, cause the holder of record to vote the Shares and any New Shares (except those Shares or New Shares which are not voting securities), in favor of adoption of the Articles Amendment, the Share Issuance and the Domestication of Parent and any proposal or action presented to a stockholder vote which would, or could reasonably be expected to, facilitate the Merger.

         Prior to the Expiration Date, each Stockholder, as the holder of voting stock of Parent, shall be present, in person or by proxy, or, using such Stockholder's best efforts and to the full extent legally permitted, attempt to cause the holder of record to be present, in person or by proxy, at all meetings of stockholders of Parent at which any matter referred to in this Section 2 is to be voted upon so that all Shares and New Shares are counted for the purposes of determining the presence of a quorum at such meetings.

         Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict any Stockholder from (i) acting in his or her capacity as a director or officer of Parent, to the extent applicable, it being understood that this Agreement shall apply to each Stockholder solely in his or her capacity as a stockholder of Parent or (ii) voting in his or her sole discretion on any matter other than those matters referred to in the first paragraph of this Section 2.

         3. Irrevocable Proxy. Each Stockholder hereby agrees to timely deliver to Company a duly executed proxy in the form attached hereto as Annex A (the "PROXY"), such Proxy to cover the issued and outstanding Shares and all issued and outstanding New Shares in respect of which such Stockholder is the record holder and is entitled to vote at each meeting of the stockholders of Parent (including, without limitation, each written consent in lieu of a meeting) prior to the Expiration Date. In the event that any Stockholder is unable to provide any such Proxy in a timely manner, such Stockholder hereby grants Company a power of attorney to execute and deliver such Proxy for and on behalf of such Stockholder, such power of attorney, which being coupled with an interest, shall survive any death, disability, bankruptcy, or any other such impediment of such Stockholder. Upon the execution of this Agreement by each Stockholder, such Stockholder hereby revokes any and all prior proxies or powers of attorney given by such Stockholder with respect to voting of the Shares on the matters referred to in Section 2 and agrees not to grant any subsequent proxies or powers of attorney with respect to the voting of the Shares on the matters referred to in
Section 2 until after the Expiration Date.

         4. Representations, Warranties and Covenants of Stockholder. Each Stockholder hereby represents, warrants and covenants to Company as follows:

         (a) Such Stockholder has full power and legal capacity to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as may be limited by (i) the effect of bankruptcy, insolvency, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law. The execution and delivery of this Agreement by such Stockholder does not, and the performance of such Stockholder's obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Shares or New Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or the Shares or New Shares are or will be bound or affected.

         (b) Each Stockholder has read Section 6.05 of the Merger Agreement and understands the Parent's restrictions thereunder.

         (c) Each Stockholder agrees not to transfer, sell, exchange, pledge or otherwise dispose of or encumber any of the Shares, or make any offer or agreement relating thereto, at any time prior to the Expiration Date other than to a transferee that agrees to be bound by the terms of this voting agreement and the proxy attached hereto. Each Stockholder understands and agrees that if such Stockholder attempts to transfer, vote or provide any other person with the authority to vote any of the Shares other than in compliance with this Agreement, Parent shall not, and each Stockholder hereby unconditionally and irrevocably instructs Parent to not, permit any such transfer on its books and records, issue a new certificate representing any of the Shares or record such vote unless and until such Stockholder shall have complied with the terms of this Agreement.

         5. Additional Documents. Each Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Company, to carry out the purpose and intent of this Agreement.

         6. Consent and Waiver. Each Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Transaction under the terms of any agreement to which such Stockholder is a party or pursuant to any rights such Stockholder may have provided, however, that such Stockholder shall not be required by this Section 6 to give any consent or waiver in his capacity as a director or officer of Parent.

         7. Termination. This Agreement and the Proxy delivered in connection herewith and all obligations of each Stockholder hereunder and thereunder, shall terminate and shall have no further force or effect as of the Expiration Date.

         8. Miscellaneous.

         8.1. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         8.2. Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other. This Agreement is intended to bind each Stockholder solely as a securityholder of Parent only with respect to the specific matters set forth herein.

         8.3. Amendment and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

         8.4. Specific Performance; Injunctive Relief. The parties hereto acknowledge that Company will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of each Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Company upon any such violation, Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Company at law or in equity and each Stockholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

         8.5. Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered, if delivered by hand, (b) one business day after transmitted, if transmitted by a nationally recognized overnight courier service, (c) when telecopied, if telecopied (which is confirmed), or (d) three business days after mailing, if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses:

         (a) If to any Stockholder, at the address set forth below such Stockholder's signature at the end hereof.

         (b) if to Company, to:

             Ness Technologies, Inc.
             Ness Bldg. 4
             P.O.B. 58182
             Kiryat Atidim
             Tel Aviv, 61580
             Israel
             Attention: Yaron Polak, President and Chief Executive Officer Facsimile No.: 972-3-766-6819
             Telephone No.: 972-3-766-6810
            with a copy to:

            Brobeck, Phleger & Harrison LLP
            1633 Broadway, 47th Floor
            New York, NY 10019
            Attention: Richard Gilden, Esq.
            Facsimile No.: 212-586-7878
            Telephone No.: 212-581-1600

or to such other address as any party hereto may designate for itself by notice given as herein provided.

         8.6. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to the principles of conflicts or choice of law rules of any jurisdiction.

         8.7. Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

         8.8. Counterpart. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         8.9. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

NESS TECHNOLOGIES, INC.                STOCKHOLDER

By:
   -------------------------------     ----------------------------------------
                                       (Signature)
Name:
     -----------------------------     ----------------------------------------
                                       (Print Name of Stockholder)
Title:
      ----------------------------     ----------------------------------------
                                       (Print Street Address)

                                       ----------------------------------------
                                       (Print City, State and Zip)

                                       ----------------------------------------
                                       (Print Telephone Number)

Total Number of Shares of Parent Common Stock owned directly on the date hereof:

Common Stock:
             ---------------------

State of Residence:
                   ---------------


                      [SIGNATURE PAGE TO VOTING AGREEMENT]

                                       STOCKHOLDER

                                       ----------------------------------------
                                       (Signature)

                                       ----------------------------------------
                                       (Print Name of Stockholder)

                                       ----------------------------------------
                                       (Print Street Address)

                                       ----------------------------------------
                                       (Print City, State and Zip)

                                       ----------------------------------------
                                       (Print Telephone Number)

Total Number of Shares of Company Common Stock owned directly on the date hereof:

Common Stock:
             ---------------------

State of Residence:
                   ---------------

                      [SIGNATURE PAGE TO VOTING AGREEMENT]

                                       STOCKHOLDER

                                       ----------------------------------------
                                       (Signature)

                                       ----------------------------------------
                                       (Print Name of Stockholder)

                                       ----------------------------------------
                                       (Print Street Address)

                                       ----------------------------------------
                                       (Print City, State and Zip)

                                       ----------------------------------------
                                       (Print Telephone Number)

Total Number of Shares of Company Common Stock owned directly on the date hereof:

Common Stock:
             ---------------------

State of Residence:
                   ---------------

                      [SIGNATURE PAGE TO VOTING AGREEMENT]

                                                                         ANNEX C

                          CERTIFICATE OF DOMESTICATION

                                       OF

                     SAPIENS INTERNATIONAL CORPORATION N.V.

         Sapiens International Corporation N.V. (the "Corporation"), a corporation organized and existing under the laws of the Netherlands Antilles does hereby certify as follows:

         FIRST: The Corporation was first formed on _________ as a Netherlands Antilles company.

         SECOND: The name of the Corporation immediately prior to the filing of this Certificate of Domestication was Sapiens International Corporation N.V.

         THIRD: The name of the Corporation under which it is filing a Certificate of Incorporation is Sapiens International Corporation N.V.

         FOURTH: The principal place of business of the corporation immediately prior to the filing of this Certificate of Domestication was _____________.

         FIFTH: A Certificate of Incorporation of Sapiens International Corporation N.V. is being filed contemporaneously with this Certificate of Domestication.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Domestication to be signed by __________ , its ___________ , who is authorized to sign this Certificate of Domestication on behalf of the Corporation, this __ day of _________, 2000.

SAPIENS INTERNATIONAL CORPORATION N.V.

By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------

                                                                         ANNEX D


                          CERTIFICATE OF INCORPORATION

                                       OF

                     SAPIENS INTERNATIONAL CORPORATION N.V.

               FIRST: The name of the Corporation is Sapiens International Corporation N.V. (the "Corporation").

               SECOND: The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, City of Wilmington, County of New Castle 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

               THIRD: The purpose of the Corporation is, subject to the limitations set forth in the Articles of Association of the Company, if any, which may be in effect from time to time if the Company is also incorporated under the laws of another jurisdiction, to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

               FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 105,000,0000, consisting of 100,000,000 common shares with a par value equal to One Dutch Guilder currency of The Netherlands (Hf. 1.00) and 5,000,000 preferred shares with a par value equal to One Dutch Guilder currency of The Netherlands (Hf. 1.00), which may be issued in separate series. From and after the day on which the Corporation shall cease to be incorporated under the laws of the Netherlands Antilles, the par value of the common shares and the preferred shares will be referred to as U.S. dollars based on the spot exchange rate in New York, New York at the close of business on the trading day immediately preceding such date. The spot exchange rate in New York, New York on the trading day immediately preceding the date of this Certificate of Incorporation was ________U.S. dollars for one Dutch Guilder.

               FIFTH: Preferred shares may be issued from time to time in one or more series or classes on such terms and conditions as may be determined by the affirmative vote of a majority of the members of the Board of Directors, after considering the interests of the holders of Common Shares.

               Prior to the issuance of any series or class of Preferred Shares the Board of Directors shall specify:

      (a) the distinctive designation of such series or class and the number of Preferred shares to constitute such series or class; provided the Board of Directors may increase or decrease at a later date the number of Preferred Shares that can be issued in any specific series or class; provided further that, in the event of a decrease, the number that may be issued shall not be lower than the issued outstanding Preferred Shares of such series or class;

      (b) whether the Preferred Shares of such series or class be entitled to annual dividends and, if so, the annual dividend rate with respect to Preferred Shares of such series or class, which shall be based on the consideration paid on issuance of such shares and which may be a fixed rate or a rate that fluctuates on dividend adjustment dates set under a formula or procedure determined by the Board of Directors prior to issuance;

      (c) whether such dividends, if any, shall be payable annually or in installments out of funds legally available therefor;

      (d) the rights, if any, of the holders or Preferred Shares of such series or class to vote on issues before an annual or special general meeting of Shareholders or special class meeting; provided, however, that at all times shares representing at least twenty percent (20%) of the authorized capital of the Company shall be issued and held by third parties in the form of shares with full voting rights;

      (e) the rights, if any, of the holders of Preferred Shares of such series or class to convert Preferred Shares of such series or class into shares of any other series or class of Preferred Shares or into Common Shares, provided that Preferred Shares of any series or class shall not be convertible into Preferred Shares of any series or class senior thereto without the consent of sixty six percent (66%) of the holders of the relevant senior series or class voting in a separate special class meeting;

      (f) the rights, if any, of the Company to redeem Preferred Shares of such series or class (in which case the directors shall specify the date on or after which the Preferred Shares of such series or class may be called for redemption by the Company and the consideration to be paid therefor, or the manner by which such consideration shall be calculated) and the rights, if any, of holders of such shares to require the Company to purchase such shares, and the provisions, if any, of any sinking fund or other arrangement to be used in connection with such redemption or purchase; and

      (g) any other terms and conditions of such series or class which are not inconsistent with the laws and organizational documents then applicable to the Corporation.

Preferred Shares of all series and classes shall rank senior to the Common Shares with respect to dividends and liquidation preferences. Any series or class of Preferred Shares may be ranked by the Board of Directors to dividend and liquidation preferences, provided that no series or class issued after any other series or class shall rank prior to or on parity with such other series or class as to such preferences without the consent of sixty six percent (66%) of holders of the relevant senior series or class voting in a separate special class meeting.

Upon liquidation of the Company, the holders of shares of any series or class of Preferred Shares shall be entitled to receive, before any distribution is made to the holders of Common Shares and of any other series or class of Preferred Shares ranking junior to such series or class as to liquidation preference, pro rata with any distribution made to holders of any series or class or Preferred Shares ranking on parity with such series or class of Preferred Shares and after any distribution is made to any series or class of Preferred Shares raking senior to such Preferred Shares, the amount of the liquidation preference of such shares which shall not exceed the sum of:

      (a) the amount paid for such Preferred Shares on issuance, plus

      (b) all accumulated and unpaid dividends on such Preferred Shares to the date fixed for distribution.

               SIXTH: The name and mailing address of the Sole Incorporator is as follows:

Name                                          Address

               SEVENTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

               (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

               (2) Subject to the limitations set forth in the Articles of Association of the Company, if any, which may be in effect from time to time if the Company is also incorporated under the laws of another jurisdiction, the directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

               (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

               (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

               (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

               EIGHTH: The names and mailing addresses of the persons who are to serve as directors until the next annual meeting of stockholders or until their successors are elected and qualified are:

Name                                         Address

               THE UNDERSIGNED, for purpose of domesticating a corporation pursuant to Section 388 of the GCL, does hereby make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this___ day of_______, 2000.



---------------------------------

                                                                         ANNEX E


                                     BY-LAWS

                                       OF

                     SAPIENS INTERNATIONAL CORPORATION N.V.

                             A Delaware Corporation










                           Effective __________, 2000

                                TABLE OF CONTENTS

                                    ARTICLE I
                                     OFFICES
Section 1. Registered Office.............................................................................1
Section 2. Other Offices.................................................................................1

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS
Section 1. Place of Meetings.............................................................................1
Section 2. Annual Meetings...............................................................................1
Section 3. Special Meetings..............................................................................1
Section 4. Quorum........................................................................................2
Section 5. Proxies.......................................................................................2
Section 6. Voting........................................................................................3
Section 7. List of Stockholders Entitled to Vote.........................................................3
Section 8. Stock Ledger..................................................................................3
Section 9. Record Date...................................................................................3
Section 10. Inspectors of Election.......................................................................4

                                   ARTICLE III
                                    DIRECTORS
Section 1. Number and Election of Directors..............................................................4
Section 2. Vacancies.....................................................................................4
Section 3. Duties and Powers.............................................................................4
Section 4. Organization..................................................................................4
Section 5. Resignations and Removals of Directors........................................................5
Section 6. Meetings......................................................................................5
Section 7. Quorum........................................................................................5
Section 8. Actions of Board..............................................................................5
Section 9. Meetings by Means of Conference Telephone.....................................................5
Section 10. Committees...................................................................................6
Section 11. Executive Committee..........................................................................6
Section 12. Compensation.................................................................................6
Section 13. Interested Directors.........................................................................7

                                   ARTICLE IV
                                    OFFICERS
Section 1. General.......................................................................................7
Section 2. Election......................................................................................7
Section 3. Voting Securities Owned by the Corporation....................................................7
Section 4. Chairman of the Board of Directors............................................................8
Section 5. Chief Executive Officer.......................................................................8
Section 6. President.....................................................................................8
Section 7. Vice Presidents...............................................................................8
Section 8. Secretary.....................................................................................9

Section 9. Treasurer.....................................................................................9
Section 10. Assistant Secretaries........................................................................9
Section 11. Assistant Treasurers........................................................................10
Section 12. Other Officers..............................................................................10

                                    ARTICLE V
                                      STOCK
Section 1. Form of Certificates.........................................................................10
Section 2. Signatures...................................................................................10
Section 3. Lost, Destroyed, Stolen or Mutilated Certificates............................................10
Section 4. Transfers....................................................................................11
Section 5. Transfer and Registry Agents.................................................................11
Section 6. Beneficial Owners............................................................................11

                                   ARTICLE VI
                                     NOTICES
Section 1. Notices......................................................................................11
Section 2. Waivers of Notice............................................................................11

                                   ARTICLE VII
                               GENERAL PROVISIONS
Section 1. Dividends....................................................................................12
Section 2. Disbursements................................................................................12
Section 3. Fiscal Year..................................................................................12
Section 4. Corporate Seal...............................................................................12

                                  ARTICLE VIII
                                 INDEMNIFICATION
Section 1. Power to Indemnify in Actions, Suits or Proceedings Other than Those by or in the Right of the Corporation............................................................12
Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of
             the Corporation............................................................................13
Section 3. Authorization of Indemnification.............................................................13
Section 4. Good Faith Defined...........................................................................13
Section 5. Indemnification by a Court...................................................................14
Section 6. Expenses Payable in Advance..................................................................14
Section 7. Non-exclusivity of Indemnification and Advancement of Expenses...............................14
Section 8. Insurance....................................................................................14
Section 9. Certain Definitions..........................................................................15
Section 10. Survival of Indemnification and Advancement of Expenses.....................................15
Section 11. Limitation on Indemnification...............................................................15
Section 12. Indemnification of Employees and Agents.....................................................15

                                   ARTICLE IX
                                   AMENDMENTS
Section 1. Amendments...................................................................................16
Section 2. Entire Board of Directors....................................................................16

                                     BY-LAWS

                                       OF

                     SAPIENS INTERNATIONAL CORPORATION N.V.

                     (hereinafter called the "Corporation")



                                   ARTICLE I

                                     OFFICES

         Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual Meetings. The annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect directors, and transact such other business as may properly be brought before the meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

         Section 3. Special Meetings. Unless otherwise prescribed by law or by the certificate of incorporation of the Corporation, as amended and restated from time to time (the "Certificate of Incorporation"), special meetings of stockholders, for any purpose or purposes, may be called by either (i) the Chairman of the Board of Directors, (ii) the Co-Chairman or (iii) the Board of Directors in accordance with the provisions of the Certificate of Incorporation in effect as of the date hereof. Such request shall state the purpose or purposes of the proposed meeting. At a special meeting of the stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

         Section 4. Quorum. Except as otherwise required by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting not less than ten nor more than sixty days before the date of the meeting.

         Section 5. Proxies. Any stockholder entitled to vote may do so in person or by his or her proxy appointed by an instrument in writing or by electronic proxy subscribed by such stockholder or by his or her attorney thereunto authorized, delivered to the Secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date, unless said proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for him or her as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority:

          (i) A stockholder may execute a writing authorizing another person or persons to act for him or her as proxy. Execution may be accomplished by the stockholder or his or her authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

          (ii) A stockholder may authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of a telegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram or other electronic transmission was authorized by the stockholder.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

         Section 6. Voting. At all meetings of the stockholders at which a quorum is present, except as otherwise required by law, the Certificate of Incorporation or these By-Laws, any question brought before any meeting of stockholders shall be decided by the affirmative vote of the holders of a majority of the total number of votes cast on such question. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

         Section 7. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

         Section 8. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 9 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         Section 9. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall not be more than sixty nor less than ten days before the date of such meeting; and (2) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 10. Inspectors of Election. In advance of any meeting of stockholders, the Board by resolution or the Chairman or President shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

                                  ARTICLE III

                                    DIRECTORS

         Section 1. Number and Election of Directors. The directors shall be elected by a plurality (or for so long as the Corporation is also incorporated under the laws of the Netherlands Antilles, a majority) of the votes cast, in person or by proxy, by the shareholders entitled to vote. The number of persons constituting the whole Board of Directors shall not be less than three (3) nor more than twenty-four (24), as fixed from time to time by the Board of Directors (or for so long as the Corporation is also incorporated under the laws of the Netherlands Antilles, by the Shareholders). Any vacancies may be filled by the Board of Directors (or for so long as the Corporation is also incorporated under the laws of the Netherlands Antilles, by the Shareholders).

         Section 2. Vacancies. The filling of any vacancy on the Board of Directors that results from an increase in the number of directors shall be governed by these By-Laws. Whenever the holders of any one or more class or classes or series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall also be governed by the Certificate of Incorporation.

         Section 3. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.

         Section 4. Organization. At each meeting of the Board of Directors, the Chairman of the Board of Directors, or, in his or her absence, a director chosen by a majority of the directors present, shall act as Chairman. The Secretary of the Corporation shall act as Secretary at each meeting of the Board of Directors. In case the Secretary shall be absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of Secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the Chairman of the meeting may appoint any person to act as Secretary of the meeting.

         Section 5. Resignations and Removals of Directors. Any director of the Corporation may resign at any time, by giving written notice to the Chairman of the Board of Directors, the President or the Secretary of the Corporation. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by law and subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any director or the entire Board of Directors may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors.

         Section 6. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held at such time and at such place as may from time to time be determined by the Board of Directors and, unless required by resolution of the Board of Directors, without notice. Special meetings of the Board of Directors may be called by the Chairman or Co-Chairman of the Board of Directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than ninety-six (96) hours before the date of the meeting, by written notice mailed to each director, or not later than the calendar day immediately preceding the date of such meeting, by personal delivery, or by telephone call or by sending a telegram, cable or telefax to each director.

         Section 7. Quorum. Except as may be otherwise required by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

         Section 8. Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         Section 9. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

         Section 10. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

         Section 11. Executive Committee. The Board of Directors by resolution adopted by a majority of the entire Board of Directors may appoint an Executive Committee (and may discontinue the same at any time) to consist of one or more directors of the Corporation to hold office at the pleasure of the Board of Directors. The Executive Committee shall, subject to the provisions laid down in these By-Laws, have may execute all powers and authority delegated to it by the Board of Directors regarding the management of the business and affairs of the Corporation.

The Executive Committee shall not have the power or authority to:

     (a)  recommend to the shareholders to amend the By-Laws;

     (b) recommend to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets;

     (c) recommend to the shareholders the dissolution and liquidation of the Corporation;

     (d)  amend the Bylaws;

     (e)  declare interim dividends; or

     (f)  authorize the issuance of shares;

for as much as such powers are within the authority of the entire Board of Directors or the General Meeting of Shareholders.

         Section 12. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary, or such other emoluments as the Board of Directors shall from time to time determine. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         Section 13. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such person's or their votes are counted for such purpose if (i) the material facts as to such person's or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to such person's or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE IV

                                    OFFICERS

         Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors (who must be a director), and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

         Section 2. Election. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

         Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President and any such officer may, in the name of and on behalf of the

Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

         Section 4. Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these By-Laws or by the Board of Directors.

         Section 5. Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the event no President is appointed, the Chief Executive Officer shall act as the President, possess the same power as the President and may sign as the President. During the absence or disability of the President, the Chief Executive Officer shall exercise all the powers and discharge all the duties of the President. Except where by law the signature of the President is required, the Chief Executive Officer and shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors shall possess the same power as the President. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these By-Laws or by the Board of Directors.

         Section 6. President. The President, if there be one, shall, subject to the control of the Board of Directors, the Chief Executive Officer and, if there be one, the Chairman of the Board of Directors, be responsible for the day-to-day operations of the business of the Corporation. The President shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these By-Laws or by the Board of Directors.

         Section 7. Vice Presidents. At the request of the President or in his or her absence or in the event of his or her inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each

Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

         Section 8. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

         Section 9. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under control of the Treasurer belonging to the Corporation.

         Section 10. Assistant Secretaries. Except as may be otherwise provided in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

         Section 11. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer's disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer's possession or under control of the Assistant Treasurer belonging to the Corporation.

         Section 12. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                                   ARTICLE V

                                      STOCK

         Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation, (i) by the Chairman of the Board of Directors, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder of stock in the Corporation.

         Section 2. Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

         Section 3. Lost, Destroyed, Stolen or Mutilated Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such person's legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; provided, however, that such surrender and endorsement or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. Every certificate exchanged, returned or surrendered to the Corporation shall be marked "Cancelled," with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

         Section 5. Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

         Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE VI

                                     NOTICES

         Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person's address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, facsimile, telex or cable.

         Section 2. Waivers of Notice.

                  (a) Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting, present by person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

                  (b) Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these By-Laws.

                                  ARTICLE VII

                               GENERAL PROVISIONS

         Section 1. Dividends. Subject to the requirements of the GCL and the provisions of the Certificate of Incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors, and may be paid in cash, in property, or in shares of the Corporation's capital stock.

         Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 3. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

         Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         Section 1. Power to Indemnify in Actions, Suits or Proceedings Other than Those by or in the Right of the Corporation. Subject to Section 3 of this
Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 3. Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in
Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

         Section 4. Good Faith Defined. For purposes of any determination under
Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if such person's action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in
Section 1 or 2 of this Article VIII, as the case may be.

         Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 1 or 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

         Section 6. Expenses Payable in Advance. Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

         Section 7. Non-exclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or 2 of this
Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the GCL, or otherwise.

         Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.

         Section 9. Certain Definitions. For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

         Section 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 11. Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

         Section 12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this
Article VIII to directors and officers of the Corporation.

                                   ARTICLE IX

                                   AMENDMENTS

         Section 1. Amendments. These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the Board of Directors or by the stockholders as provided in the Certificate of Incorporation.

         Section 2. Entire Board of Directors. As used in this Article IX and in these By-Laws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

                                                                         ANNEX F

                             PARENT AFFILIATE LETTER

                               September __, 2000

Sapiens International Corporation N.V.
Yitzhak Rabin Science Park
P.O. Box 2211
Rehovot, 76120
Israel

Ladies and Gentlemen:

         Pursuant to the terms of an Agreement and Plan of Merger and Reorganization, dated as of September 17, 2000 (the "MERGER AGREEMENT"), by and among SAPIENS INTERNATIONAL CORPORATION N.V., a Netherlands Antilles corporation ("PARENT"), WISDOM MERGER SUB, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and NESS TECHNOLOGIES, INC., a Delaware corporation ("COMPANY"), Parent has agreed to acquire Company through the merger of Merger Sub with and into Company (the "TRANSACTION"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

         The undersigned has been advised that as of the date hereof the undersigned may be deemed to be (but does not hereby admit to be) an "affiliate" of Parent, as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "SEC") promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and/or (ii) used in and for purposes of Accounting Series Releases 130, 135 and 146 and Staff Accounting Bulletin Two, as amended, of the SEC.

         The undersigned understands that the representations, warranties and covenants set forth herein will be relied upon by Parent, other stockholders of Parent, Merger Sub, Company and their respective counsel and accounting firms. Except to the extent written notification to the contrary is received by Parent from the undersigned prior to the consummation of the Transaction, the representations and warranties contained herein shall be accurate at all times from the date hereof through the Effective Time.

         The undersigned hereby represents and warrants to and agrees with
Parent:

         1. The undersigned has power and authority to execute and deliver this letter agreement and to make the representations and warranties set forth herein and to perform his or her obligations hereunder;

         2. The undersigned has carefully read this letter agreement and the Merger Agreement and, to the extent the undersigned felt necessary, discussed the requirements of such documents and other applicable limitations upon his or her ability to sell, transfer, pledge or otherwise dispose of Parent Common Stock with his or her counsel or counsel for the Parent;

         3. The undersigned is the owner of the number of shares of Parent Common Stock (the "SHARES") set forth on the signature page hereto and did not acquire any of the Shares in contemplation of the Transaction. The Shares constitute the undersigned's entire interest in Parent's capital stock, excluding stock options held by the undersigned.

         4. The undersigned will not make any sale, transfer, pledge or other disposition of Parent Common Stock (i) in violation of the Securities Act or the Rules and Regulations or (ii) to a transferee that has not agreed in writing to be bound hereby;

         5. Except as set forth below, during the 30-day period immediately preceding the Effective Time, the undersigned has not engaged and will not engage, and after the Effective Time until such time as results covering at least thirty (30) days of combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC, or any other public filing or announcement which includes such combined results of operations (the period commencing 30 days prior to the Effective Time and ending on the date of the publication of the post-Transaction financial results is referred to herein as the "POOLING PERIOD"), the undersigned will not, except as may be permitted under Commission Accounting Series Release No. 135 or Staff Accounting Bulletin Nos. 65 and 76, Topic 2E, engage in any sale, transfer, or other disposition of, or reduce the undersigned's risk in respect of any Parent Common Stock.

         6. As promptly as practicable after the Effective Time, Parent will publish results covering at least thirty (30) days of combined operations of the Company and Parent in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC, or any other public filing or announcement which includes such combined results of operations; provided, however, that Parent will under no circumstance be obligated to publish such results earlier than that time at which Parent publishes results for its first full fiscal quarter during which such thirty
(30) days of combined operations occurs.

         7. This Parent Affiliate Agreement shall terminate upon the termination of the Merger Agreement.

         8. This Parent Affiliate Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York without giving effect to the principles of conflicts of laws thereof and may be executed in counterparts.

                            [Signature Page Follows]

                                       Very truly yours,

                                       ----------------------------------------
                                                      (signature)

                                       ----------------------------------------
                                                      (print name)

                                       Number of Shares beneficially owned as of the date hereof:

                                       ----------------------------------------

Accepted as of September ___, 2000

SAPIENS INTERNATIONAL CORPORATION N.V.

By:
   ------------------------------------

Name:
     ----------------------------------

Title:
      ---------------------------------

                 SIGNATURE PAGE FOR COMPANY AFFILIATE AGREEMENT

                                                                         ANNEX G


                            COMPANY AFFILIATE LETTER

                               September __, 2000



Sapiens International Corporation N.V.
Yitzhak Rabin Science Park
P.O. Box 2211
Rehovot, 76120
Israel


Ladies and Gentlemen:

         Pursuant to the terms of an Agreement and Plan of Merger and Reorganization, dated as of September 17, 2000 (the "MERGER AGREEMENT"), by and among SAPIENS INTERNATIONAL CORPORATION N.V., a Netherlands Antilles corporation ("PARENT"), WISDOM MERGER SUB, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and NESS TECHNOLOGIES, INC., a Delaware corporation ("COMPANY"), Parent has agreed to acquire Company through the merger of Merger Sub with and into Company (the "TRANSACTION"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

         The undersigned has been advised that as of the date hereof the undersigned may be deemed to be (but does not hereby admit to be) an "affiliate" of Company, as the term "affiliate" is (i) defined for purposes of paragraphs
(c) and (d) of Rule 145 of the rules and regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "SEC") promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and/or (ii) used in and for purposes of Accounting Series Releases 130, 135 and 146 and Staff Accounting Bulletin Two, as amended, of the SEC.

         The undersigned understands that the representations, warranties and covenants set forth herein will be relied upon by Parent, other stockholders of Parent, Merger Sub, Company and their respective counsel and accounting firms. Except to the extent written notification to the contrary is received by Parent from the undersigned prior to the consummation of the Transaction, the representations and warranties contained herein shall be accurate at all times from the date hereof through the Effective Time.

         The undersigned hereby represents and warrants to and agrees with Parent that in the event the undersigned receives any shares of Parent Common Stock as a result of the Transaction or as a result of the exercise of options to purchase shares of the Company Common Stock that have been converted into options to purchase Parent Common Stock:

         1. The undersigned has power and authority to execute and deliver this letter agreement and to make the representations and warranties set forth herein and to perform his or her obligations hereunder;

         2. The undersigned has carefully read this letter agreement and the Merger Agreement and, to the extent the undersigned felt necessary, discussed the requirements of such documents and other applicable limitations upon his or her ability to sell, transfer, pledge or otherwise dispose of Parent Common Stock with his or her counsel or counsel for the Company;

         3. The undersigned is the owner of the number of shares of Company Common Stock (the "SHARES") set forth on the signature page hereto and did not acquire any of the Shares in contemplation of the Transaction. The Shares constitute the undersigned's entire interest in Company's capital stock, excluding stock options held by the undersigned.

         4. The undersigned will not make any sale, transfer, pledge or other disposition of Parent Common Stock (i) in violation of the Securities Act or the Rules and Regulations or (ii) to a transferee that has not agreed in writing to be bound hereby;

         5. The undersigned has been advised that the issuance of Parent Common Stock to the undersigned in connection with the Transaction has been or will be registered with the SEC under the Securities Act on a Registration Statement on Form F-4 or on Form S-4, as appropriate. However, the undersigned has also been advised that, since at the time the Transaction was or will be submitted for a vote of the stockholders of the Company the undersigned may be deemed to be or have been an affiliate of the Company and the distribution by the undersigned of any Parent Common Stock has not been registered under the Securities Act, the undersigned may not sell, transfer, or otherwise dispose of Parent Common Stock issued to him or her in the Transaction unless (i) such sale, transfer, or other disposition has been registered under the Securities Act, (ii) such sale, transfer, or other disposition is made in conformity with the volume and other limitations of Rule 145 (as such rule may be hereafter amended) promulgated by the SEC under the Securities Act or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer, or other disposition is otherwise exempt from registration under the Securities Act;

         6. The undersigned understands that, except as provided in the Merger Agreement, Parent is under no obligation to register the sale, transfer, or other disposition of Parent Common Stock by the undersigned or on his or her behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available;

         7. The undersigned also understands that Parent may impose stop transfer instructions or elect to not permit the transfer of shares of Parent Common Stock or the issuance of a new certificate representing such shares and that there will be placed on the certificates for Parent Common Stock issued to him or her, or any substitutions therefor, a legend stating in substance:

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR EXEMPTION FROM SUCH REGISTRATION AND ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED SEPTEMBER __, 2000 BETWEEN THE REGISTERED HOLDER HEREOF AND SAPIENS INTERNATIONAL CORPORATION N.V., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF SAPIENS INTERNATIONAL CORPORATION N.V.;

         8. The undersigned also understands that, unless the sale, transfer, or other disposition by him or her of Parent Common Stock issued to him or her has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to put on the certificates issued to any transferee of the undersigned a legend stating in substance:

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES, AND WERE NOT ACQUIRED BY THE HOLDER WITH A VIEW TO TRANSFER, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF, UNLESS SUCH SALE, TRANSFER, OR OTHER DISPOSAL IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT, THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ANY APPLICABLE STATE SECURITIES LAWS;

         9. Any other provisions of this letter agreement to the contrary notwithstanding, except as set forth below, during the 30-day period immediately preceding the Effective Time, the undersigned has not engaged and will not engage, and after the Effective

Time until such time as results covering at least thirty (30) days of combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC, or any other public filing or announcement which includes such combined results of operations (the period commencing 30 days prior to the Effective Time and ending on the date of the publication of the post-Transaction financial results is referred to herein as the "POOLING PERIOD"), the undersigned will not, except as may be permitted under Commission Accounting Series Release No. 135 or Staff Accounting Bulletin Nos. 65 and 76, Topic 2E, engage in any sale, transfer, or other disposition of, or reduce the undersigned's risk in respect of, any of the following:

                  a. any shares of Parent Common Stock which the undersigned may acquire in connection with the Transaction or as a result of the exercise of options to purchase shares of Company Common Stock that have been converted into options to purchase Parent Common Stock, or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities being referred to herein, collectively, as "RESTRICTED SECURITIES"), or any option, right or other interest with respect to any Restricted Securities;

                  b. the shares of Company Common Stock and options or warrants to purchase Company Common Stock beneficially owned by the undersigned (provided that the undersigned may exercise such options); or

                  c. any shares of Company Common Stock or any other equity securities of the Company which the undersigned purchases or otherwise acquires after the execution of this letter agreement.

         10. As promptly as practicable after the Effective Time, Parent will publish results covering at least thirty (30) days of combined operations of the Company and Parent in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC, or any other public filing or announcement which includes such combined results of operations; provided, however, that Parent will under no circumstance be obligated to publish such results earlier than that time at which Parent publishes results for its first full fiscal quarter during which such thirty
(30) days of combined operations occurs.

         11. This Company Affiliate Agreement shall terminate upon the termination of the Merger Agreement.

         12. This Company Affiliate Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York without giving effect to the principles of conflicts of laws thereof and may be executed in counterparts.


                            [Signature Page Follows]

                                       Very truly yours,



                                       -----------------------------------------
                                                    (signature)



                                       -----------------------------------------
                                                   (print name)


                                       Number of Shares beneficially owned as of the date hereof:


                                       ----------------------




Accepted as of September ___, 2000

SAPIENS INTERNATIONAL CORPORATION N.V.



By:
    -------------------------------------------

Name:
      -----------------------------------------

Title:
       ----------------------------------------






                 SIGNATURE PAGE FOR COMPANY AFFILIATE AGREEMENT

                                                                         ANNEX H


Annex H to Merger Agreement pursuant to Section 7.01 thereof - Amendment to Parent Articles of Association

I      Change of Name

Articles 1.1 of the Articles of Association shall be amended to read as follows:

           "1.1     The Company shall bear the name "NESS TECHNOLOGIES, INC."(1)

II.    Increase of Share Capital

Articles 4.1 of the Articles of Association shall be amended to read as follows:

"4.1 The authorized capital of the Company shall be 105,000,000 GUILDERS Currency of the Netherlands (Hf.105,000,000) divided into (a) 100,000,000 common shares with a par value of One Dutch Guilder Currency of The Netherlands (Hf. 1.00) each (the "Common Shares") and
       (b) 5,000,000 preferred shares with a par value of One Dutch Guilder Currency of The Netherlands (Hf. 1.00) each, which may be issued in separate series (the "Preferred Shares")."

III.   Removal of Provisions Pertaining to the 10% Preferred -- Series A Shares

All provisions pertaining to the 10% Preferred -- Series A Shares shall be omitted from the Articles of Association.


--------
(1) Applicable only if the company is a Netherlands Antilles company immediately prior to the merger.